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                                                                   EXHIBIT 10.27



                           LOAN AND SECURITY AGREEMENT




                            FLEET RETAIL FINANCE INC.
                                    AGENT FOR
                          THE LENDERS REFERENCED HEREIN


                       THE CIT GROUP/BUSINESS CREDIT, INC.
                                     CO-AGENT


                          HASTINGS ENTERTAINMENT, INC.
                                  THE BORROWER




                      FleetBoston Robertson Stephens, Inc.
                                 THE SYNDICATOR




                                 August 29, 2000

                                TABLE OF CONTENTS


ARTICLE 1: - DEFINITIONS:

ARTICLE 2: - THE REVOLVING CREDIT:
         2-1.    Establishment of Revolving Credit ......................................................      22
         2-2.    Advances in Excess of Borrowing Base (OverLoans) .......................................      23
         2-3.    Risks of Value of Collateral ...........................................................      24
         2-4.    Commitment to Make Revolving Credit Loans and Support Letters of Credit ................      24
         2-5.    Revolving Credit Loan Requests .........................................................      24
         2-6.    Making of Revolving Credit Loans .......................................................      26
         2-7.    SwingLine Loans ........................................................................      26
         2-8.    The Loan Account .......................................................................      27
         2-9.    The Revolving Credit Notes .............................................................      28
         2-10.   Payment of The Loan Account ............................................................      28
         2-11.   Interest on Revolving Credit Loans .....................................................      29
         2-12.   Revolving Credit Commitment Fee ........................................................      30
         2-13.   Agent's Fee ............................................................................      30
         2-14.   Unused Line Fee ........................................................................      30
         2-15.   Early Termination Fee ..................................................................      30
         2-16.   Concerning Fees ........................................................................      30
         2-17.   Agent's and Revolving Credit Lenders' Discretion .......................................      31
         2-18.   Procedures For Issuance of L/C's .......................................................      32
         2-19.   Fees For L/C's .........................................................................      33
         2-20.   Concerning L/C's .......................................................................      34
         2-21.   Changed Circumstances ..................................................................      35
         2-22.   Lenders' Commitments ...................................................................      36

ARTICLE 3: - CONDITIONS PRECEDENT:
         3-1.    Corporate Due Diligence ................................................................      38
         3-2.    Opinion ................................................................................      38
         3-3.    Additional Documents ...................................................................      38
         3-4.    Officers' Certificates .................................................................      38
         3-5.    Representations and Warranties .........................................................      38
         3-6.    Minimum Day One Availability ...........................................................      39
         3-7.    All Fees and Expenses Paid .............................................................      39
         3-8.    Borrower Not In Default ................................................................      39
         3-9.    No Adverse Change ......................................................................      39
         3-10.   Benefit of Conditions Precedent ........................................................      39

ARTICLE 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         4-1.    Payment and Performance of Liabilities .................................................      39
         4-2.    Due Organization. Authorization. No Conflicts ..........................................      40
         4-3.    Trade Names ............................................................................      40
         4-4.    Infrastructure .........................................................................      41
         4-5.    Locations ..............................................................................      41
         4-6.    Title to Assets ........................................................................      42
         4-7.    Indebtedness ...........................................................................      43
         4-8.    Insurance ..............................................................................      44
         4-9.    Licenses ...............................................................................      45


                                                                         Page ii

         4-10.   Leases .................................................................................      45
         4-11.   Requirements of Law ....................................................................      45
         4-12.   Labor Relations ........................................................................      45
         4-13.   Maintain Properties ....................................................................      46
         4-14.   Taxes ..................................................................................      46
         4-15.   No Margin Stock ........................................................................      47
         4-16.   ERISA ..................................................................................      48
         4-17.   Hazardous Materials ....................................................................      48
         4-18.   Litigation .............................................................................      48
         4-19.   Dividends. Investments. Corporate Action ...............................................      49
         4-20.   Loans ..................................................................................      50
         4-21.   Protection of Assets ...................................................................      50
         4-22.   Line of Business .......................................................................      50
         4-23.   Affiliate Transactions .................................................................      50
         4-24.   Further Assurances .....................................................................      50
         4-25.   Adequacy of Disclosure .................................................................      51
         4-26.   No Restrictions on Liabilities .........................................................      52
         4-27.   Other Covenants ........................................................................      52

ARTICLE 5: FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
         5-1.    Maintain Records .......................................................................      52
         5-2.    Access to Records ......................................................................      53
         5-3.    Immediate Notice to Agent ..............................................................      53
         5-4.    Borrowing Base Certificate .............................................................      54
         5-5.    Monthly Reports ........................................................................      54
         5-6.    Quarterly Reports ......................................................................      55
         5-7.    Annual Reports .........................................................................      56
         5-8.    Officers' Certificates .................................................................      56
         5-9.    Inventories, Appraisals, and Audits ....................................................      57
         5-10.   Additional Financial Information .......................................................      57
         5-11.   Financial Performance Covenant .........................................................      58

ARTICLE 6: - USE OF COLLATERAL:
         6-1.    Use of Inventory Collateral ............................................................      58
         6-2.    Inventory Quality ......................................................................      59
         6-3.    Adjustments and Allowances .............................................................      59
         6-4.    Validity of Accounts ...................................................................      59
         6-5.    Notification to Account Debtors ........................................................      59

ARTICLE 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         7-1.    Depository Accounts ....................................................................      59
         7-2.    Credit Card Receipts ...................................................................      60
         7-3.    The Concentration, Blocked, and Operating Accounts .....................................      60
         7-4.    Proceeds and Collections ...............................................................      61
         7-5.    Payment of Liabilities .................................................................      61
         7-6.    The Operating Account ..................................................................      62

ARTICLE 8: - GRANT OF SECURITY INTEREST:
         8-1.    Grant of Security Interest .............................................................      63
         8-2.    Extent and Duration of Security Interest ...............................................      63

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

ARTICLE 9: - AGENT AS BORROWER'S ATTORNEY-IN-FACT:
         9-1.    Appointment as Attorney-In-Fact ........................................................      64
         9-2.    No Obligation to Act ...................................................................      65

ARTICLE 10: - EVENTS OF DEFAULT:
         10-1.   Failure to Pay the Revolving Credit ....................................................      65
         10-2.   Failure To Make Other Payments .........................................................      65
         10-3.   Failure to Perform Covenant or Liability (No Grace Period) .............................      65
         10-4.   Reporting Requirements .................................................................      66
         10-5.   Failure to Perform Covenant or Liability (Grace Period) ................................      66
         10-6.   Misrepresentation ......................................................................      66
         10-7.   Acceleration of Other Debt. Breach of Lease ............................................      66
         10-8.   Default Under Other Agreements .........................................................      66
         10-9.   Uninsured Casualty Loss ................................................................      67
         10-10.  Attachment. Judgment. Restraint of Business ............................................      67
         10-11.  Business Failure .......................................................................      67
         10-12.  Bankruptcy .............................................................................      67
         10-13.  Default by Guarantor ...................................................................      68
         10-14.  Indictment - Forfeiture ................................................................      68
         10-15.  Termination of Guaranty ................................................................      68
         10-16.  Challenge to Loan Documents ............................................................      68
         10-17.  Change in Control ......................................................................      69

ARTICLE 11: - RIGHTS AND REMEDIES UPON DEFAULT:
         11-1.   Acceleration ...........................................................................      69
         11-2.   Rights of Enforcement ..................................................................      69
         11-3.   Sale of Collateral .....................................................................      69
         11-4.   Occupation of Business Location ........................................................      70
         11-5.   Grant of Nonexclusive License ..........................................................      71
         11-6.   Assembly of Collateral .................................................................      71
         11-7.   Rights and Remedies ....................................................................      71

ARTICLE 12: - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:
         12-1.   Revolving Credit Funding Procedures ....................................................      71
         12-2.   SwingLine Loans ........................................................................      72
         12-3.   Agent's Covering of Fundings: ..........................................................      72
         12-4.   Ordinary Course Distributions ..........................................................      74

ARTICLE 13: - ACCELERATION AND LIQUIDATION:
         13-1.   Acceleration Notices ...................................................................      75
         13-2.   Acceleration ...........................................................................      76
         13-3.   Initiation of Liquidation ..............................................................      76
         13-4.   Actions At and Following Initiation of Liquidation .....................................      76
         13-5.   Agent's Conduct of Liquidation .........................................................      76
         13-6.   Distribution of Liquidation Proceeds: ..................................................      77
         13-7.   Relative Priorities To Proceeds of Liquidation .........................................      77

ARTICLE 14: - THE AGENT:
         14-1.   Appointment of The Agent ...............................................................      78
         14-2.   Responsibilities of Agent ..............................................................      78
         14-3.   Concerning Distributions By the Agent ..................................................      79


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
         14-4.   Dispute Resolution: ....................................................................      80
         14-5.   Distributions of Notices and of Documents ..............................................      80
         14-6.   Confidential Information ...............................................................      81
         14-7.   Reliance by Agent ......................................................................      81
         14-8.   Non-Reliance on Agent and Other Revolving Credit Lenders ...............................      81
         14-9.   Indemnification ........................................................................      82
         14-10.  Resignation of Agent ...................................................................      83

 ARTICLE 15: - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:
         15-1.   Administration of Credit Facilities ....................................................      83
         15-2.   Actions Requiring or On Direction of Majority Lenders ..................................      84
         15-3.   Actions Requiring or On Direction of SuperMajority Lenders .............................      84
         15-4.   Actions Requiring Certain Consent ......................................................      85
         15-5.   Actions Requiring or Directed By Unanimous Consent .....................................      85
         15-6.   Actions Requiring SwingLine Lender Consent .............................................      86
         15-7.   Actions Requiring Agent's Consent ......................................................      86
         15-8.   Miscellaneous Actions ..................................................................      87
         15-9.   Actions Requiring Borrower's Consent ...................................................      87
         15-10.  NonConsenting Revolving Credit Lender ..................................................      87

ARTICLE 16: -  ASSIGNMENTS BY REVOLVING CREDIT LENDERS:
         16-1.   Assignments and Assumptions: ...........................................................      88
         16-2.   Assignment Procedures ..................................................................      89
         16-3.   Effect of Assignment ...................................................................      90

ARTICLE 17: - NOTICES:
         17-1.   Notice Addresses .......................................................................      90
         17-2.   Notice Given ...........................................................................      91

ARTICLE 18: - TERM:
         18-1.   Termination of Revolving Credit ........................................................      92
         18-2.   Actions On Termination .................................................................      92

ARTICLE 19: - GENERAL:
         19-1.   Protection of Collateral ...............................................................      93
         19-2.   Publicity. .............................................................................      93
         19-3.   Successors and Assigns .................................................................      93
         19-4.   Severability ...........................................................................      94
         19-5.   Amendments. Course of Dealing ..........................................................      94
         19-6.   Application of Proceeds ................................................................      94
         19-7.   Increased Costs ........................................................................      95
         19-8.   Costs and Expenses of the Agent ........................................................      95
         19-9.   Copies and Facsimiles ..................................................................      96
         19-10.  Massachusetts Law ......................................................................      96
         19-11.  Consent to Jurisdiction ................................................................      96
         19-12.  Indemnification ........................................................................      97
         19-13.  Rules of Construction ..................................................................      97
         19-14.  Intent .................................................................................      99
         19-15.  Participations: ........................................................................      99
         19-16.  Right of Set-Off .......................................................................     100
         19-17.  Pledges To Federal Reserve Banks: ......................................................     100
         19-18.  Maximum Interest Rate ..................................................................     100
         19-19.  Waivers ................................................................................     101


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                                    EXHIBITS

                  :        SwingLine Note
                           :        Revolving Credit Note
                           :        Revolving Credit Lenders' Commitments
                           :        Subsidiaries
                           :        Trade Names
                           :        Locations, Leases, and Landlords
                           :        Encumbrances
                           :        Indebtedness
                           :        Insurance Policies
                           :        Capital Leases
                           :        Taxes
                  :        ERISA
                           :        Litigation
                           :        Borrowing Base Certificate
                           :        DDA's.
                           :        Credit Card Arrangements
                           :        Assignment / Assumption


                                                                         Page vi

LOAN AND SECURITY AGREEMENT FLEET RETAIL FINANCE INC.
                                                                           AGENT



                                                                 August 29, 2000



         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made between

                   Fleet Retail Finance Inc. (in such capacity, herein the "AGENT"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the "REVOLVING CREDIT LENDERS", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Revolving Credit Lenders" in accordance with the provisions of Section , below,

                  and

                  The CIT Group/Business Credit, Inc. (In such capacity, herein, the "CO-AGENT"), a New York corporation with offices at 5420 LBJ Freeway (Suite 200), Dallas, Texas 75240,

                  and

                  Hastings Entertainment, Inc. (the "BORROWER"), a Texas corporation with its principal executive offices at 3601 Plains Boulevard, Amarillo, Texas 79102 in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                   WITNESSETH:

ARTICLE 1: - DEFINITIONS:

         As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "ACCELERATION": The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word "Acceleration" (such as "Accelerate") are used with like meaning in this Agreement.

         "ACCELERATION NOTICE": Written notice as follows:

                           (a) From the Agent to the Revolving Credit Lenders,
                  as provided in.

                           (b) From the SuperMajority Lenders to the Agent, as
                  provided in Section.

         "ACCOUNT DEBTOR": Has the meaning given that term in the UCC.

         "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

         "ACH": Automated clearing house.

         "AFFILIATE": The following:

                           (a) With respect to any two Persons, a relationship
                  in which (i) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the Voting Stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

                           (b) Any Person which has its tax returns or financial
                  statements consolidated with the Borrower's; or is a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member.

         "AGENT": Is referred to in the Preamble.

         "AGENT'S COVER": Is defined in Section .

         "AGENT'S FEE": Is defined in Section .

         "AGREEMENT": Is referred to in the Preamble.

         "AGENT'S RIGHTS AND REMEDIES": Is defined in Section .

         "APPLICABLE LAW": As to any Person:(i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person.

         "APPRAISED INVENTORY LIQUIDATION VALUE": The net recovery, as reflected on the then most recent appraisal of the Borrower's Inventory, as recoverable on the Borrower's Inventory in the event of an in-store liquidation of that Inventory.

         "APPRAISED INVENTORY PERCENTAGE": 88%

         "ASSIGNEE REVOLVING CREDIT LENDER": Is defined in Section 16:16-1(a).

         "ASSIGNING REVOLVING CREDIT LENDER": Is defined in Section .

         "ASSIGNMENT AND ACCEPTANCE": Is defined in Section .

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         "AVAILABILITY": The lesser of (a) or (b), where:

                           (a) is the result of

                                    (i)      The Revolving Credit Ceiling

                                             Minus

                                    (ii)     The aggregate unpaid balance of the
                                             Loan Account

                                             Minus

                                    (iii)    The aggregate undrawn Stated Amount
                                             of all then outstanding L/C's.

                                             Minus

                                    (iv)     The aggregate of the Availability
                                             Reserves.

                           (b) is the result of

                                    (i)      The Borrowing Base

                                             Minus

                                    (ii)     The aggregate unpaid balance of the
                                             Loan Account

                                             Minus

                                    (iv)     The aggregate undrawn Stated Amount
                                             of all then outstanding L/C's.

                                             Minus

                                    (v)      The aggregate of the Availability
                                             Reserves.

         "AVAILABILITY RESERVES": Such reserves as the Agent from time to time reasonably determines in the Agent's reasonable discretion as being appropriate to AVOID THE BORROWER'S BREACH OF ANY FINANCIAL COVENANT INCLUDED HEREIN OR TO reflect the impediments to the Agent's ability to realize upon the Collateral.

         "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

         "BASE": The Base Rate announced from time to time by Fleet National Bank (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

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         "BASE MARGIN LOAN": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "BASE MARGIN RATE": Base.

         "BLOCKED ACCOUNT": Is defined in Section 7:7-3(a)(ii).

         "BLOCKED ACCOUNT AGREEMENT": An Agreement, in form reasonably satisfactory to the Agent, which Agreement recognizes the Agent's Collateral Interest in the contents of the DDA which is the subject of such Agreement and agrees that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Agent.

         "BORROWER": Is defined in the Preamble.

         "BORROWING BASE": The lesser of (a) the Cost of Eligible Inventory
                  (net of Inventory Reserves) multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value.

         "BORROWING BASE CERTIFICATE": Is defined in Section .

         "BUSINESS DAY": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or in Amarillo, Texas generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Agent is not open to the general public to conduct business.

         "BUSINESS PLAN": The Borrower's business plan previously delivered to the Agent for fiscal year 2000, and any revision, amendment, or update of such business plan.

         "CAPITAL EXPENDITURES": The expenditure of funds or the incurrence of liabilities which is required to be capitalized in accordance with GAAP.

         "CAPITAL LEASE": Any lease which is required to be capitalized in accordance with GAAP.

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         "CHANGE IN CONTROL": The occurrence of any of the following:

                           (a) The acquisition, by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, other than the Marmaduke Family or any member thereof, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 25% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

                           (b) More than half of the persons who were directors
                  of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than death or disability, to be directors of the Borrower.

         "CHATTEL PAPER": Has the meaning given that term in the UCC.

         "CIT": The CIT Broup / Business Credit, Inc., a New York corporation with offices at 5420 LBJ Freeway (Suite 200), Dallas, Texas 75240.

         "COLLATERAL": Is defined in Section .

         "COLLATERAL INTEREST": Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

         "CONCENTRATION ACCOUNT": Is defined in Section (a)(i).

         "CONSENT": Actual consent given by the Revolving Credit Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Revolving Credit Lender from the Agent of a proposed course of action to be followed by the Agent without such Revolving Credit Lender's giving the Agent written notice of that Revolving Credit Lender's objection to such course of action, provided that the Agent may rely on such passage of time as consent by a Revolving Credit Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.


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

         "CONTRACT RATE": Is defined in Section .

         "COST": Cost of purchases, based upon the Borrower's accounting practices, known to the Agent, which practices are in effect on the date on which this Agreement was executed as such calculated cost is determined from: invoices received by the Borrower; the Borrower's purchase journal; or the Borrower's By-Department monthly report generated by the Borrower's inventory control system. ("Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrower's calculation of cost of goods sold).

         "COSTS OF COLLECTION": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are directly or indirectly related to or in respect of the
                  Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the rights and remedies of the Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Agent's option may bear interest at the then effective Base Margin Rate.

         "DDA": Any checking or other demand daily depository account maintained by the Borrower.

         "DELINQUENT REVOLVING CREDIT LENDER": Is defined in Section .

         "DEPOSIT ACCOUNT": Has the meaning given that term in the UCC.

         "DOCUMENTS": Has the meaning given that term in the UCC.

         "DOCUMENTS OF TITLE": Has the meaning given that term in the UCC.

         "EBITDA": The Borrower's earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

         "ELIGIBLE ASSIGNEE": A bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300 Million or any Affiliate of any Revolving Credit Lender, or any Person to whom a Revolving Credit Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Revolving Credit Lender's rights in and to a material portion of such Revolving Credit Lender's portfolio of asset based credit facilities, all of which assignees must be acceptable to the Borrower pursuant to Section 2:2-22(e).

         "ELIGIBLE INVENTORY": "Eligible Inventory" will be calculated in a manner consistent with current tracking practices, based on the Borrower's By-Department monthly report generated by the Borrower's inventory control system, which report reflects the functional equivalent of a stock ledger inventory at cost, and shall consist of the following: Such of the Borrower's Inventory as to which the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances. ("Eligible Inventory" includes traditional rental videos and DVD's and similar items (net of accumulated depreciation) but does not include: any revenue sharing video tapes or DVD's or similar items; non-merchandise inventory (such as labels, bags, and packaging materials); damaged goods; packaways; consigned inventory; and other similar categories of Goods.

         "EMPLOYEE BENEFIT PLAN": As defined in ERISA.

         "ENCUMBRANCE": Each of the following:

                           (a) A Collateral Interest or agreement to create or
                  grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                           (b) The filing of any financing statement under the
                  UCC or comparable law of any jurisdiction.

         "END DATE": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Revolving Credit Lender to make loans and advances and to provide other financial accommodations to the Borrower hereunder shall have been irrevocably terminated.

         "ENVIRONMENTAL LAWS": All of the following:

                           (a) Applicable Law which regulates or relates to, or
                  imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

                           (b) The common law relating to damage to Persons or
                  property from Hazardous Materials.

         "EQUIPMENT": Includes, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions or additions thereto, and substitutions therefor, but does not include motor vehicles.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "EVENTS OF DEFAULT": Is defined in Article . An "Event of Default" shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Lenders or by the Agent as applicable (following which, and in the event of such waiver, that Event of Default shall be deemed not to have occurred).

         "EXEMPT ASSETS": Revenue sharing videos, motor vehicles, and Leasehold
                  Interests.

         "EXEMPT DDA": Depository Accounts maintained by the Borrower, the only contents of which may be transfers from the Operating Account or the Payroll Account and actually used solely (i) for petty cash purposes; (ii) for payroll; or (iii) employee benefits.

         "FEE LETTER": That letter dated August 8, 2000 and styled
                  "Revolving Credit Facility Fee Letter" between the Borrower and the Agent, as such letter may from time to time be amended.

         "FISCAL": When followed by "month", "quarter" or "year", the relevant fiscal period based on the Borrower's fiscal year and Borrower's practices. (e.g. the Borrower's fiscal year ends in January 2001, reference to that year would be to the Borrower's "Fiscal 2000").

         "FIXTURES": Has the meaning given that term in the UCC.

         "FRFI":  Fleet Retail Finance Inc., a Delaware corporation.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, (a) the Borrower's compliance with the financial performance covenants imposed pursuant to Section shall be determined as if such Material Accounting Change had not taken place and (b) the Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrower's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

         "GENERAL INTANGIBLES": Includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action;

                  judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

         "GOODS": Has the meaning given that term in the UCC, and also includes computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

         "GROSS MARGIN": With respect to the subject accounting period for which being calculated, the decimal equivalent of the following (determined in accordance with the cost method of accounting):

                              Sales (Minus) Cost of Goods Sold
                              --------------------------------
                                             Sales

         "HAZARDOUS MATERIALS": Any substance which is defined or regulated as a hazardous material or oil in or under any Environmental Law.

         "INDEBTEDNESS": All indebtedness and obligations of or assumed by any Person on account of or in respect to any of the following:

                           (a) In respect of money borrowed (including any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

                           (b) In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                           (c) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                           (d) As lessee under Capital Leases.

                           (e) In connection with any sale and leaseback
                  transaction.

                                    "Indebtedness" also includes:

                                            (x) Indebtedness of others secured
                                    by an Encumbrance on any asset of such
                                    Person, whether or not such Indebtedness is assumed by such Person.

                                            (y) Any guaranty, endorsement,
                                    suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                                            (z) The Indebtedness of a
                                    partnership or joint venture for which such Person is liable as a general partner or joint venturer.

         "IN DEFAULT": Any occurrence, circumstance, or state of facts with respect to the Borrower which (a) is an Event of Default; or
                  (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "INDEMNIFIED PERSON": Is defined in Section .

         "INSTRUMENTS": Has the meaning given that term in the UCC.

         "INTEREST PAYMENT DATE": With reference to:

                           Each Libor Loan: The last day of the Interest Period
                  relating thereto (and on the last day of month three for any such Libor Loan which has a six month Interest Period); the Termination Date; and the End Date.

                           Each Base Margin Loan: The first Business Day of each
                  month; the Termination Date; and the End Date.

         "INTEREST PERIOD": The following:

                           (a) With respect to each Libor Loan: Subject to
                  Subsection (c) below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, three, or six months thereafter, as the Borrower may elect by notice (pursuant to Section ) to the Agent.

                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c) below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrower may elect by notice (pursuant to Section ) to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrower.

                           (c) The setting of Interest Periods is in all
                  instances subject to the following:

                                    (i) Any Interest Period for a Base Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

                                    (ii) Any Interest Period for a Libor Loan
                           which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

                                    (iii) Subject to Subsection (iv) below, any
                           Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.

                                    (v) The number of Interest Periods in effect
                           at any one time is subject to Section hereof.

         "INVENTORY": Includes, without limitation, "inventory" as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which all returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

         "INVENTORY ADVANCE RATE": 65%.

         "INVENTORY RESERVES": Such Reserves as reasonably may be established from time to time by the Agent in the Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory.

         "INVESTMENT PROPERTY": Has the meaning given that term in the UCC.

         "ISSUER": The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of the Borrower and any acceptance made on account of such letter of credit.

         "LEASE": Any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

         "LEASEHOLD INTEREST": Any interest of the Borrower as lessee under any Lease.

         "LENDERS' SPECIAL COUNSEL": A single counsel, selected by the Majority
                  Lenders following the occurrence of an Event of Default, to represent the interests of the Revolving Credit Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

         "LETTER-OF-CREDIT RIGHT": Has the meaning given that term in UCC 9'99 and also refers to any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "LIABILITIES": Includes, without limitation, the following:

                  (a) All and each of the following, whether now existing or hereafter arising under this Agreement or under any of the other Loan
         Documents:

                           (i) Any and all direct and indirect liabilities,
                  debts, and obligations of the Borrower to the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                           (ii) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Agent or any Revolving Credit Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Revolving Credit Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Revolving Credit Lender may hold against the Borrower.

                           (iii) All notes and other obligations of the Borrower
                  now or hereafter assigned to or held by the Agent or any Revolving Credit Lender, each of every kind, nature, and description.

                           (iv) All interest, fees, and charges and other
                  amounts which may be charged by the Agent or any Revolving Credit Lender to the Borrower and which may be due from the Borrower to the Agent or any Revolving Credit Lender from time to time.

                           (v) All costs and expenses incurred or paid by the
                  Agent or any Revolving Credit Lender in respect of any Loan Document between the Borrower and the Agent or any Revolving Credit Lender or Loan Document furnished by the Borrower to the Agent or any Revolving Credit Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses) and which are required to be paid by the Borrower.

                           (vi) Any and all covenants of the Borrower to or with
                  the Agent or any Revolving Credit Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any Loan Document between the Borrower and the Agent or any Revolving Credit Lender or Loan Document furnished by the Borrower to the Agent or any Revolving Credit Lender.

                           (vii) Each of the foregoing as if each reference to
                  the "the Agent or any Revolving Credit Lender" were to each Affiliate of the Agent.

                  (b) Any and all direct or indirect liabilities, debts, and obligations of the Borrower to the Agent or any Affiliate of the Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of the Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C's.

         "LIBOR BUSINESS DAY": Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

         "LIBOR LOAN": Any Revolving Credit Loan which bears interest at a Libor
                  Rate.

         "LIBOR OFFER RATE": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Fleet National Bank, by first-class banks in the London interbank market in which Fleet National Bank participates at or about 10:00AM (Boston
                  Time) Two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "LIBOR MARGIN": 200 basis points.

         "LIBOR RATE": That per annum rate which is the aggregate of the Libor
                  Offer Rate plus the Libor Margin except that, in the event that the Agent determines that any Revolving Credit Lender is subject to the Reserve Percentage, the "Libor Rate" shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such Libor Loans), and with respect to all Libor Loans thereafter made while any Revolving Credit Lender is subject to the Reserve Percentage, an interest rate per annum equal the sum of (a) plus (b), where:

                                    (a) is the decimal equivalent of the
                           following fraction:

         Libor Offer Rate

                                        1 minus Reserve Percentage

                                    (b) is the applicable Libor Margin.

         "LIQUIDATION": The exercise, by the Agent, of those rights accorded to the Agent under the Loan Documents as a creditor of the Borrower following and on account of the occurrence of an Event of Default and Acceleration looking towards the realization on the Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

         "LOAN ACCOUNT": Is defined in Section (a).

         "LOAN COMMITMENT": With respect to each Revolving Credit Lender, that
                  Revolving Credit Lender's Revolving Credit Dollar Commitment.

         "LOAN DOCUMENTS": This Agreement, each instrument and document executed and/or delivered as contemplated by Article below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Agent or any Affiliate of the Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Agent or any Affiliate of the Agent, as each may be amended from time to time.

         "MAJORITY LENDERS": Revolving Credit Lenders (other than Delinquent
                  Revolving Credit Lenders) holding 51% or more of the Revolving Credit Dollar Commitment (other than any Loan Commitments held by Delinquent Revolving Credit Lenders).

         "MARMADUKE FAMILY": John Marmaduke, the Estate of Sam Marmaduke, the
                  John H. Marmaduke Family Limited Partnership, the Stephen S. Marmaduke Family Limited Partnership, and members of the immediate families of John Marmaduke and Steve Marmaduke.

         "MATERIAL ACCOUNTING CHANGE": Any change in GAAP applicable to accounting periods subsequent to the Borrower's fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrower's financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrower, when compared with such condition or results as if such change had not taken place or where preparation of the Borrower's statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section where such a breach would not have occurred if such change had not taken place or visa versa.

         "MATURITY DATE": August 29, 2003.

         "MAXIMUM RATE": The maximum nonusurious rate of interest permitted by applicable law.

         "NOMINEE": A business entity (such as a corporation or limited partnership) formed by the Agent to own or manage any Post Foreclosure Asset.

         "OPERATING ACCOUNT": Is defined in Section (a)(i).

         "OVERLOAN": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

         "PARTICIPANT": Is defined in Section , hereof.

         "PAYMENT INTANGIBLE": Has the meaning given that term in UCC 9'99 and also refers to any general intangible under which the Account Debtor's primary obligation is a monetary obligation.

         "PAYROLL ACCOUNT": Is defined in Section 7:7-3(a)(iv).

         "PERMISSIBLE OVERLOANS": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied:
                  (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Permissible OverLoans, such Revolving Credit Loans do not aggregate more than 10% of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

         "PERMITTED ENCUMBRANCES": Those Encumbrances permitted as provided in Section hereof.

         "PERSON": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "POST FORECLOSURE ASSET": All or any part of the Collateral, ownership of which is acquired by the Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

         "PROCEEDS": Includes, without limitation, "Proceeds" as defined in the UCC and each type of property described in Section hereof.

         "PROTECTIVE ADVANCES": The aggregate of Revolving Credit Loans and expenditures and incurrences of obligations by the Agent respectively which are made or undertaken in the Agents' reasonable discretion to: protect or preserve the Collateral Interests which secure the Liabilities and the Agent's rights upon an Event of Default or which the Agent determines in its reasonable discretion, are appropriate to facilitate a Liquidation, provided, however, "Protective Advances" shall not exceed $3.5 Million in the aggregate at any one time outstanding.

         "RECEIPTS": All cash, cash equivalents, checks, and credit card slips, receipts and other Proceeds from any sale of the Collateral.

         "RECEIVABLES COLLATERAL": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, General Intangibles, Chattel Paper, Instruments,

                  Documents of Title, Documents, Investment Property, Payment Rights, Letter-of-Credit Rights, bankers' acceptances held by the Borrower, and all other rights to payment.

         "REGISTER": Is defined in Section .

         "REQUIREMENTS OF LAW": As to any Person:

                           (a) Applicable Law.

                           (b) That Person's organizational documents, if any.

                           (c) That Person's by-laws and/or other instruments
                  which deal with corporate or similar governance, as applicable.

         "RESERVE PERCENTAGE": The decimal equivalent of that rate applicable to a Revolving Credit Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Revolving Credit Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "RESERVES": The following: Availability Reserves and Inventory
                  Reserves.

         "REVOLVING CREDIT": Is defined in Section (a).

         "REVOLVING CREDIT CEILING": $80,000,000.00, during the period of October 15 through December 15, and at all other times $70,000,000.00, subject to a one-time reduction to $70,000,000.00, during the period of October 15 through December 15, and at all other times $60,000,000.00, at the option of the Borrower on not less than twenty (20) days irrevocable prior written notice by the Borrower to the Agent.

         "REVOLVING CREDIT COMMITMENT FEE": Is defined in Section .

         "REVOLVING CREDIT DOLLAR COMMITMENT": As set forth on EXHIBIT , annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "REVOLVING CREDIT EARLY TERMINATION FEE": Is defined in Section .

         "REVOLVING CREDIT LENDERS": Each Revolving Credit Lender to which reference is made in the Preamble of this Agreement and any other Person who becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

         "REVOLVING CREDIT LOANS": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See Section 2:2-11(c)).

         "REVOLVING CREDIT NOTE": Is defined in Section .

         "REVOLVING CREDIT PERCENTAGE COMMITMENT": As set forth on EXHIBIT , annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

         "SEC": The Securities and Exchange Commission.

         "STATED AMOUNT": The maximum amount for which an L/C may be honored.

         "SUBSIDIARY": for any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons having similar powers is at the time directly or indirectly owned by such Person.

         "SUPERMAJORITY LENDERS": Revolving Credit Lenders (other than
                  Delinquent Revolving Credit Lenders) holding 66-2/3% or more of the Revolving Credit Dollar Commitment (other than Loan Commitments held by a Delinquent Revolving Credit Lender), except that unless and until there are more than two Revolving Credit Lenders, "SuperMajority Lenders shall refer to all Revolving Credit Lenders who are not Delinquent Revolving Credit Lenders.

         "SUPPORTING OBLIGATION": Has the meaning given that term in UCC 9'99 and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

         "SWINGLINE": The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

         "SWINGLINE LENDER": FRFI and any successor thereto in the capacity of lender of Swingline Loans.

         "SWINGLINE LOAN CEILING": $2.5 Million (subject to increase as provided in Section ).

         "SWINGLINE LOANS": Defined in Section (a).

         "TERMINATION DATE": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section , below; or (c) the Agent's notice to the Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section , below; or (d) that date, sixty (60) days irrevocable written notice of which is provided by the Borrower to the Agent.

         "TRANSFER": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Agent making such transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section ), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Agent.

         "UCC": The Uniform Commercial Code as in effect from time to time in Massachusetts.

         "UCC9'99": The Uniform Commercial Code, Article 9, 1999 Official Text, except that following the effectiveness, in Massachusetts, of the revision of Article 9 of the Uniform Commercial Code contemplated by UCC9'99, each reference to "UCC9'99" shall be to the UCC.

         "UNANIMOUS CONSENT": Consent of Revolving Credit Lenders (other than
                  Delinquent Revolving Credit Lenders) holding 100% or more of the Revolving Credit Dollar Commitment (other than Loan Commitments held by a Delinquent Revolving Credit Lender).

         "UNUSED LINE FEE": Is defined in Section .

         "VOTING STOCK": shares of any class or classes (however designated) of any corporation having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing bodies) of such corporation.

ARTICLE 2: - THE REVOLVING CREDIT:

2:1. ESTABLISHMENT OF REVOLVING CREDIT

(a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "REVOLVING CREDIT") in the Borrower's favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein.

(b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Agent by reference to Borrowing Base Certificates furnished as provided in Section , below, and shall be subject to the following:

(i) Such determination shall take into account those Reserves as the Agent may determine as being applicable thereto.

(ii) The Cost of Eligible Inventory will be determined in a manner consistent with current tracking practices, based on the Borrower's By-Department monthly report generated by the Borrower's inventory control system, which report reflects the functional equivalent of a stock ledger inventory.

(c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section .

(d) The proceeds of borrowings under the Revolving Credit shall be used solely in accordance with the Business Plan for the Borrower's working capital and Capital Expenditures, all solely to the extent permitted by this Agreement. No proceeds of a borrowing under the Revolving Credit may be used, nor shall any be requested, with a view towards the accumulation of any general fund or funded reserve of the Borrower other than in the ordinary course of the Borrower's business and consistent with the provisions of this Agreement. Subject to the foregoing, the proceeds of borrowings under the Revolving Credit Facility shall be used for the following purposes:

                           (i) To retire the Borrower's current working capital facility; 10.25% Series A Senior Secured Notes due June 13, 2003; and its aircraft finance facility with Wells Fargo Bank, N.A..

                           (ii) To provide on-going working capital requirements and capital expenditure needs of the Borrower.

                           (iii) To support issuance of letters of credit by the letter of credit issuer for the account of the Borrower.

                           (iv) To provide funds for the Borrower's repurchase of its capital stock as permitted herein.

2:2. ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

(a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrower where the result of such loan, advance, or credit is an OverLoan.

(b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section (which relates to each Revolving Credit Lender's making amounts available to the Agent) and to Section (which relates to Permissible OverLoans).

(c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of the Borrower hereunder (including the Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

(d)

2:3. RISKS OF VALUE OF COLLATERAL. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrower. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

2:4. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT.

         Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Revolving Credit and the Agent shall have an L/C issued for the account of the Borrower, in each instance if duly and timely requested by the Borrower as provided herein provided that:

(a) Borrowing Base will not be exceeded.

(b) The amount of the loan or advance or L/C so requested does not exceed Availability.

(c) The Borrower is not In Default.

(d)

2:5. REVOLVING CREDIT LOAN REQUESTS.

(a) Requests for loans and advances under the Revolving Credit or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan may be requested by the Borrower in the manner set forth herein or in such other manner as may from time to time be reasonably acceptable to the Agent.

(b) Subject to the provisions of this Agreement, the Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving notice to the Agent by no later than the following:

         (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By 11:30AM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrower, other than those resulting from the conversion of a Libor Loan, shall not be less than $10,000.00.

         (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00PM three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $250,000.00 in excess of such minimum.

         (iii) Any Libor Loan which matures while the Borrower is In Default shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Borrower that such Loan is to be continued as a Libor Loan.

(c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable.

(d) The Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of the Borrower as provided in Section .

(e) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be reasonably satisfactory to the Agent.

(f) A request by the Borrower for loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by the Borrower that as of the date of such request, each of the following is true and correct:

         (i) There has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished Agent pursuant to this Agreement.

                  Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request.

         (ii) The Borrower is not In Default.

(g) If, at any time or from time to time, the Borrower is In Default:

         (i) The Agent may suspend the Revolving Credit immediately.

         (ii) Neither the Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

         (iii) The Agent may suspend the right of the Borrower to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

2:6. MAKING OF REVOLVING CREDIT LOANS.

(a) A Revolving Credit Loan shall be made by the transfer of the proceeds of such Revolving Credit Loan to the Operating Account or as otherwise instructed by the Borrower.

(b) A Revolving Credit Loan shall be deemed to have been made under the Revolving Credit (and the Borrower shall be indebted to the Agent and the Revolving Credit Lenders for the amount thereof immediately) at the following:

         (i) The Agent's initiation of the transfer of the proceeds of such Revolving Credit Loan in accordance with the Borrower's instructions (if such Revolving Credit Loan is of funds requested by the Borrower).

         (ii) The charging of the amount of such Revolving Credit Loan to the Loan Account (in all other circumstances).

(c) There shall not be any recourse to or liability of the Agent or any Revolving Credit Lender, on account of any of the following which is beyond the reasonable control of the Agent:

         (i) Any delay in the making of any loan or advance requested under the Revolving Credit.

         (ii) Any delay by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

         (iii) Any delay in the receipt, and/or any loss, of funds which constitute a Revolving Credit Loan under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Borrower.

2:7. SWINGLINE LOANS.

(a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the "SWINGLINE LOANS") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

(b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a Revolving Credit Loan.

(c) The Borrower's obligation to repay SwingLine Loans shall be evidenced by a
Note in the form of EXHIBIT , annexed hereto, executed by the Borrower, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. The Borrower shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

(d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrower's obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as "Liabilities".

(e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

(f)

2:8. THE LOAN ACCOUNT.

(a) An account ("LOAN ACCOUNT") shall be opened on the books of the Agent in which a record shall be kept of all Revolving Credit Loans.

(b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Agent and each Revolving Credit Lender on account of the Liabilities and of all credits against such amounts so owed.

(c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the account of each Revolving Credit Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Agent or any Revolving Credit Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

(d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.

(e) The Agent, without the request of the Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Revolving Credit Lender is entitled and which are due and payable from the Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and the Borrower's obligations under Section . Any amount which is added to the principal balance of the Loan Account as provided in this Section shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

(f) Any statement rendered by the Agent or any Revolving Credit Lender to the Borrower concerning the Liabilities shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Agent with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

(g)

2:9. THE REVOLVING CREDIT NOTES. The Borrower's obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "REVOLVING CREDIT NOTE") in the form of EXHIBIT , annexed hereto, executed by the Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement thereof and deliver such replacement to the Agent.

2:10. PAYMENT OF THE LOAN ACCOUNT.

(a) The Borrower may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date.

(b) The Borrower, without notice or demand from the Agent or any Revolving Credit Lender, shall pay the Agent that amount, from time to time, which is necessary so that there is no Overloan outstanding.

(c) The Borrower shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

(d) The Agent shall endeavor to cause the application of payments (if any), pursuant to Sections and against Libor Loans then outstanding in such manner as results in the least cost to the Borrower, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse the Borrower from any indemnification obligation under Section .

(e) Within ten (10) days from the date a Revolving Credit Lender or the Agent (as the case may be) makes written demand therefor, the Borrower shall indemnify the Agent and each Revolving Credit Lender and hold the Agent and each Revolving Credit Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Agent or such Revolving Credit Lender on account of "breakage fees" (so-called)) which the Agent or such Revolving Credit Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

         (i) Default by the Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Revolving Credit Lender in order to maintain its Libor Loans.

         (ii) Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.

         (iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

2:11. INTEREST ON REVOLVING CREDIT LOANS.

(a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section ) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

(b) Each Revolving Credit Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

(c) Subject to, and in accordance with, the provisions of this Agreement, the Borrower may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by the Borrower.

(d) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than Six (6) Libor Rates applicable to the Revolving Credit Loans at any one time.

(e) The Borrower shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:

         (i) On the applicable Interest Payment Date for that Revolving Credit Loan.

         (ii) On the Termination Date and on the End Date.

         (iii) Following the occurrence of any Event of Default, with such frequency as may be reasonably determined by the Agent.

(f) Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), each Revolving Credit Loan shall bear interest, at the option of the Agent or at the instruction of the SuperMajority Lenders at rate which is the rate then in effect for such Revolving Credit Loan, plus Two Percent (2%) per annum.

(g)

2:12. REVOLVING CREDIT COMMITMENT FEE. In consideration of the commitment to make loans and advances to the Borrower under the Revolving Credit, and to maintain sufficient funds available for such purpose, there has been earned and the Borrower shall pay the "REVOLVING CREDIT COMMITMENT FEE" (so referred to herein) in the amount and payable as provided in the Fee Letter.

2:13. AGENT'S FEE. In addition to any other fee or expense to be paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Agent the "AGENT'S FEE" at the times and in the amounts as set forth the Fee Letter.

2:14. UNUSED LINE FEE. In addition to any other fee to be paid by the Borrower on account of the Revolving Credit, the Borrower shall pay the Agent the "UNUSED LINE FEE" (so referred to herein) of 0.375% per annum of the difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between $70,000,000.00 and the average of the unpaid principal balance of the Loan Account and the undrawn Stated Amount of L/C's outstanding during the relevant period. The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

2:15. EARLY TERMINATION FEE. In the event that the Termination Date occurs, for any reason (other than an account of a refinancing provided by the Agent or an affiliate of the Agent), prior to February 28, 2002, the Borrower shall pay to the Agent, for the benefit of the Revolving Credit Lenders, the "REVOLVING CREDIT EARLY TERMINATION FEE" (so referred to herein) equal to one percent of the Revolving Credit Ceiling as of a date which is 90 days prior to the Termination Date.

2:16. CONCERNING FEES.

(a) In addition to any other right to which the Agent is then entitled on account thereof, the Agent may assess an additional fee payable by the Borrower on account of the accommodation, from time to time, by the Agent of the Borrower's request that the Agent depart or dispense with one or more of the administrative provisions of this Agreement and/or the Borrower's failure to comply with any of such provisions, which additional fee shall be reasonable.

         (i) By way of non-exclusive example, the Agent may assess a fee on account of any of the following:

                  (A) The Borrower's failure to pay that amount which is necessary so that no OverLoan is outstanding (as required under Section hereof).

                  (B) The providing of a loan or advance under the Revolving Credit or charging of the Loan Account such that an OverLoan is made.

                  (C) The foreshortening of any of the time frames with respect to the making of Revolving Credit Loans as set forth in Section .

                  (D) The Borrower's failure to provide a financial statement or report within the applicable time frame provided for such report under Article hereof.

         (ii) The inclusion of the foregoing right on the part of the Agent to assess a fee does not constitute an obligation, on the part of the Agent, to waive any provision of this Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the Agent's waiver of any breach of this Agreement on account of which such fee was assessed nor a course of action on which the Borrower may rely.

(b) The Borrower shall not be entitled to any credit, rebate or repayment of any fee earned by the Agent or any Revolving Credit Lender pursuant to this Agreement or any Loan Document notwithstanding any termination of this Agreement pursuant to the terms hereof or suspension or termination pursuant to the terms hereof of the Agent's and any Revolving Credit Lender's respective obligation to make loans and advances hereunder.

(c)

2:17. AGENT'S AND REVOLVING CREDIT LENDERS' DISCRETION.

(a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Revolving Credit Lender shall be to such Person's exercise of its reasonable judgment, in good faith (which shall be presumed), based upon such Person's consideration of any such factors as the Agent or that Revolving Credit Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:

         (i) Will or reasonably could be expected to adversely affect the value of the Collateral, the enforceability of the Agent's Collateral Interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).

         (ii) Indicates that any report or financial information delivered to the Agent or any Revolving Credit Lender by or on behalf of the Borrower is incomplete, inaccurate, or misleading in any material manner or was not prepared in any material respect in accordance with the requirements of this Agreement.

         (iii) Suggests an increase in the likelihood that the Borrower will become the subject of a bankruptcy or insolvency proceeding.

         (iv) Suggests that the Borrower is In Default.

(b) In the exercise of such judgment, the Agent and each Revolving Credit Lender also may take into account any of the following factors:

         (i) Those included in, or tested by, the definitions of "Eligible Inventory" and "Cost".

         (ii) The current financial and business climate of the industry in which the Borrower competes (having regard for the Borrower's position in that industry).

         (iii) General macroeconomic conditions which have a material effect on the Borrower's cost structure.

         (iv) Material changes in or to the mix of the Borrower's Inventory.

         (v) Seasonality with respect to the Borrower's Inventory and patterns of retail sales.

         (vi) Such other factors as the Agent and each Revolving Credit Lender reasonably determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrower.

(c) The burden of establishing the failure of the Agent or any Revolving Credit Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrower's.

(d)

2:18. PROCEDURES FOR ISSUANCE OF L/C'S.

(a) The Borrower may request that the Agent cause the issuance by the Issuer of L/C's for the account of the Borrower, and the Issuer shall, if so requested, issue one or more L/C's for the account of the Borrower from time to time pursuant to the terms hereof. Each such request shall be in the manner set forth herein or in such other manner as may from time to time be reasonably acceptable to the Agent.

(b) The Agent shall cause the issuance of any L/C so requested by the Borrower, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section and if so issued:

         (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed $10,000,000.00

         (ii) The expiry of the L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

                  (A) Standby's: One (1) year from initial issuance.

                  (B) Documentary's: Sixty (60) days from issuance.

         (iii) An OverLoan will not result from the issuance of the subject L/C.

(c) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

(d) Unless within the control of the Agent or a Revolving Credit Lender, there shall not be any recourse to, nor liability of, the Agent or any Revolving Credit Lender on account of

         (i) Any delay or refusal by an Issuer to issue an L/C;

         (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.

(e) The Borrower shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Agent, without the request of the Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not the Borrower is In Default or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Agent's rights under Section hereof.

(f)

2:19. FEES FOR L/C'S.

(a) The Borrower shall pay to the Agent a fee, on account of L/C's, monthly in arrears, and on the Termination Date and on the End Date, determined at the following per annum rate of the weighted average Stated Amount of all L/C's outstanding during the period in respect of which such fee is being paid except that, following the occurrence of any Event of Default, such fee shall be increased by two percent (2%) per annum:

         (i) Standby's: 200 basis points.

         (ii) Documentaries: 150 basis points.

(b) In addition to the fee to be paid as provided in Subsection 2:2-19(a) above, the Borrower shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts customarily charged by the Issuer on account of, or in respect to, any L/C.

(c) If any change in Applicable Law after the date of this Agreement shall either:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

         (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section or , above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then within ten (10) days after demand by the Agent and delivery by the Agent to the Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing, with reasonable particularity, such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrower shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section or , above, and the allocation, if any, of such costs among the Borrower and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrower. Notwithstanding the foregoing, any demand for such increased letter of credit costs shall not include any increased letter of credit costs of which the Issuer, any Revolving Credit Lender, or the Agent making demand therefor had knowledge more than 90 days prior to the date that the Issuer, any Revolving Credit Lender or the Agent makes demand therefor.

2:20. CONCERNING L/C'S.

(a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

         (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower.

         (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

(b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

(c) Unless otherwise agreed to, in the particular instance, the Borrower hereby authorizes any Issuer to:

         (i) Select an advising bank, if any.

         (ii) Select a paying bank, if any.

         (iii) Select a negotiating bank.

(d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation, except through its gross negligence or willful misconduct.

(e) The Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

(f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrower, documentary L/C's will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C's will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

(g) The obligations of the Borrower under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

         (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

         (ii) The Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

         (iii) The existence of any claim, set-off, defense, or other right which the Borrower may have at any time against the beneficiary of any L/C.

         (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

2:21. CHANGED CIRCUMSTANCES.

(a) The Agent may advise the Borrower that the Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

         (i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

         (ii) The continuation of or conversion of any Revolving Credit Loan to a Libor Loan has been made impossible or unlawful by the occurrence after the date of this Agreement of a contingency that materially and adversely affects the applicable market or the compliance by the Agent or any Revolving Credit Lender in good faith with any Applicable Law.

         (iii) The indices on which the interest rates for Libor Loans are based shall no longer fairly and adequately represent the effective cost to the Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

(b) In the event that the Agent advises the Borrower of an occurrence described in Section , then, until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply:

         (i) The obligation of the Agent or each Revolving Credit Lender to make loans of the type affected by such changed circumstances or to permit the Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.

                  Any notice which the Borrower had given the Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section above, shall be deemed to be given for a Base Margin Loan.

2:22. LENDERS' COMMITMENTS

(a) Subject to Section (which provides for assignments and assumptions of commitments), each Revolving Credit Lender's "REVOLVING CREDIT PERCENTAGE COMMITMENT" and "REVOLVING CREDIT DOLLAR COMMITMENT" (respectively so referred to herein) are set forth on EXHIBIT , annexed hereto.

(b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of the following:

         (i) That Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject loan or advance or of Availability.

         (ii) that Revolving Credit Lender's Revolving Credit Dollar Commitment.

(c) No Revolving Credit Lender shall have any liability to the Borrower on account of the failure of any other Revolving Credit Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.

(d) In the event of the Borrower's exercise of its right to reduce the Revolving Credit Ceiling, the effect of such reduction shall be distributed, pro rata, amongst the Revolving Credit Lenders based on their then respective Revolving Credit Dollar Commitments.

(e) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities of the Revolving Credit Lenders may be changed, from time to time by the reallocation or assignment of Revolving Credit Dollar Commitments and Revolving Credit Commitment Percentages amongst the Revolving Credit Lenders or with other Persons who determine to become "Revolving Credit Lenders", provided, however unless an Event of Default has occurred (in which event, no consent of the Borrower is required) any assignment to a Person not then a Revolving Credit Lender shall be subject to the prior written consent of the Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Borrower provides the Agent with written objection, not more than Five (5) Business Days after the Agent shall have given the Borrower written notice of a proposed assignment).

(f) Upon written notice given the Borrower from time to time by the Agent, of any assignment or allocation referenced in Section :

         (i) The Borrower shall execute one or more replacement Revolving Credit Notes to reflect such changed Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrower, the Agent, in lieu of causing the Borrower to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Revolving Credit Dollar Commitments and Revolving Credit Percentage Commitments.

         (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Revolving Credit Lender shall have all rights and privileges of a Revolving Credit Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Revolving Credit Lender is a signatory and any Person removed as a Revolving Credit Lender shall be relieved of any obligations or responsibilities of a Revolving Credit Lender hereunder thereafter.


ARTICLE 3: - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections through and including, (each in form and substance reasonably satisfactory to the Agent) shall have been delivered to the Agent, and the conditions respectively described in Sections through and including, shall have been satisfied:

3:1. CORPORATE DUE DILIGENCE.

(a) A Certificate of corporate good standing issued by the Secretary of State of Texas.

(b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature the Borrower's business conducted or assets owned could require such qualification.

(c) A Certificate the Borrower's Secretary of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

(d)

3:2. OPINION. An opinion of counsel to the Borrower in form and substance satisfactory to the Agent.

3:3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Agent or its counsel reasonably may require or request including, without limitation, the following:

(a) Unconditional and Unlimited Guaranties by Hastings College Stores, Inc. and Hastings Internet, Inc. of all of the Borrower's Liabilities.

(b) Security Agreements by Hastings College Stores, Inc. and Hastings Internet, Inc. pursuant to which the Agent is granted a first perfected security interest in and to all of their respective business assets, along with all documents, instruments, and agreements that the Agent reasonably may require in connection therewith.

(c)

3:4. OFFICERS' CERTIFICATES. Certificates executed by the President and the Chief Financial Officer or Vice President - Finance of the Borrower and stating that the representations and warranties made by the Borrower to the Agent and the Revolving Credit Lenders in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

3:5. REPRESENTATIONS AND WARRANTIES. Each of the representations made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrower shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

3:6. MINIMUM DAY ONE AVAILABILITY. After giving effect to the first funding under the Revolving Credit; Availability shall not be less than $20 Million.

3:7. ALL FEES AND EXPENSES PAID. All reasonable fees due at or immediately after the first funding under the Revolving Credit and all reasonable costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agent) shall have been paid in full.

3.8. BORROWER NOT IN DEFAULT. The Borrower is not In Default.

3:9. NO ADVERSE CHANGE. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition at April 30, 2000.

3:10. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this Article 3 are for the sole benefit of the Agent and the Revolving Credit Lenders and may be waived by the Agent in whole or in part without prejudice to the Agent or any Revolving Credit Lender.

No document shall be deemed delivered to the Agent or any Revolving Credit Lender until received and accepted by the Agent or its counsel at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Agent at said offices.

ARTICLE 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

To induce each Revolving Credit Lender to establish the credit facility contemplated herein and to induce the Revolving Credit Lenders to provide Revolving Credit Loans (each of which Revolving Credit Loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in this Agreement.

4:1. PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrower shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

4:2. DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

(a) The Borrower presently is and shall hereafter remain in good standing as a Texas corporation and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary, except where the failure to so qualify would not have a material adverse effect on the business or assets of the Borrower.

(b) The Borrower's organizational identification number assigned to it by the State of Texas is 306162-0 and its federal employer identification number is 75-1386375.

(c) The Borrower shall not change its State of organization; any organizational identification number assigned to the Borrower by that State; or the Borrower's federal employer identification number without giving the Agent thirty (30) days prior written notice thereof.

(d) Each Subsidiary is listed on EXHIBIT , annexed hereto. The Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Subsidiary.

(e) The Borrower has all requisite power and authority to execute and deliver all Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite power to perform all Liabilities.

(f) The execution and delivery by the Borrower of each Loan Document to which it is a party; the Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by the Borrower to secure the Liabilities); the

Borrower's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

         (i) Have been duly authorized by all necessary action.

         (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrower, except to the extent such contravention would not have a material adverse effect on the business or assets of the Borrower.

         (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrower pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.

(g) The Loan Documents have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(h)

4:3. TRADE NAMES.

(a) EXHIBIT , annexed hereto, is a listing of:

         (i) All names under which the Borrower ever conducted its business since July 31, 1995.

         (ii) All Persons with whom the Borrower, since July 31, 1995, consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets.

(b) The Borrower will provide the Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to the Borrower's name from that under which the Borrower is conducting its business at the execution of this Agreement and will not effect such change unless the Borrower is then in compliance in all material respects with all provisions of this Agreement.

(c)

4:4. INFRASTRUCTURE.

(a) The Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business, except where the failure to do so would not have a material adverse effect on the business or assets of the Borrower.

(b) The conduct by the Borrower of the Borrower's business does not presently infringe (nor will the Borrower conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

(c)

4:5. LOCATIONS.

(a) The Collateral, and the books, records, and papers of Borrower's pertaining thereto, are kept and maintained solely at the following locations:

         (i) The Borrower's chief executive offices which are at 3601 Plains Boulevard, Amarillo, Texas 79102.

         (ii) Those locations which are listed on EXHIBIT , annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that the Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of then Borrower's landlords.

(b) The Borrower shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT except for the following purposes:

         (i) To accomplish sales or rentals of Inventory in the ordinary course of business.

         (ii) To move Inventory from one such location to another such location.

         (iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

(c) To accomplish other sales and dispositions as are permitted hereunder. The Borrower will not:

         (i) Execute, alter, modify, or amend any Lease after the occurrence of any Event of Default.

         (ii) Commit to, or open or close any location at which the Borrower maintains, offers for sales, or stores any of the Collateral, except that upon notice to and consent of the Agent and provided that no Event of Default then exists, the Borrower may:

                  (A) Acquire one or more new store locations.

                  (B) Close one or more store locations.

(d) Except as otherwise disclosed pursuant to, or permitted by, this Section , no tangible personal property of the Borrower is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment.

(e)

4:6. TITLE TO ASSETS.

(a) The Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following (the "PERMITTED ENCUMBRANCES"):

         (i) Encumbrances in favor of the Agent.

         (ii) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings and provided that no lien has been filed in respect thereof

         (iii) Non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the Borrower's business to the extent: such liens secure obligations which are not overdue or such liens secure obligations relating to claims or liabilities which are fully insured (subject to commercially reasonable deductibles) and being insurer defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower, in each instance prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on the Borrower's books.

         (iv) Carriers', warehousemen's, materialmen's, mechanics, repairmen's or similar liens incurred in the ordinary course of business.

         (v) Purchase money security interests in equipment securing not in excess of $10 Million unpaid principal balance outstanding at any one time on account of the purchase of new equipment.

         (vi) Zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.

         (vii) Deposits under workmen's compensation, unemployment insurance, pensions, and other employee benefits, and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.

         (viii) Landlord's liens by operation of law where waivers thereof have not been obtained.

         (ix) Interests of lessors under Capital Leases.

         (x) Liens consisting of security deposits made by the Borrower.

         (xi) Those Encumbrances (if any) listed on EXHIBIT , annexed hereto.

(b) The Borrower does not and shall not, have, possession of any property on consignment to the Borrower having a Cost aggregating more than $200,000.0 at any one time.

(c) The Borrower shall not acquire or obtain the right to use any Equipment, the acquisition or right to use of which Equipment is otherwise permitted by this Agreement, in which Equipment any third party has an interest, except for:

         (i) Equipment which is merely incidental to the conduct of the Borrower's business.

         (ii) Equipment, the acquisition or right to use of which has been consented to by the Agent, which consent may be conditioned upon the Agent's receipt of such agreement with the third party which has an interest in such Equipment as is satisfactory to the Agent.

4:7. INDEBTEDNESS. The Borrower does not and shall not hereafter have any Indebtedness with the exceptions of:

(a) Any Indebtedness on account of the Liabilities.

(b) The Indebtedness (if any) listed on EXHIBIT , annexed hereto and all renewals, extensions, refinancings, and modifications (but not increases) thereof.

(c) Current liabilities for taxes incurred in the ordinary course of business which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves, if required by GAAP, have been established.

(d) Trade payables arising in the ordinary course of business (i) that are paid within the earlier of (A) 60 days of the date when payment thereof is due and payable and (B) 180 days of the date the respective goods are delivered or services are rendered or (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves, if required by GAAP, have been established.

(e) Purchase money Indebtedness for equipment purchases which does not exceed, in aggregate, $10,000,000 principal outstanding at any one time.

(f)

4:8. INSURANCE.

(a) EXHIBIT , annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the Borrower nor, to the Borrower's knowledge, the issuer of any such policy is in default or violation of any such policy.

(b) The Borrower shall have and maintain at all times from responsible companies insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Agent.

(c) All insurance carried by the Borrower shall provide for a minimum of thirty
(30) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy.

(d) The coverage reflected on EXHIBIT presently satisfies the foregoing requirements, it being recognized by the Borrower, however, that such requirements may change hereafter to reflect changing circumstances.

(e) The Borrower shall furnish the Agent from time to time with certificates or other evidence reasonably satisfactory to the Agent regarding compliance by the Borrower with the foregoing requirements.

(f) In the event of the failure by the Borrower to maintain insurance as required herein, the Agent, at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance.

(g)

4:9. LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which the Borrower is a party is in full force and effect, except where the failure to do so would not have a material adverse effect on the business or assets of the Borrower. To the Borrower's knowledge, no party to any such license or agreement is in default or violation thereof. The Borrower has not received any notice or threat of cancellation of any such license or agreement.

4:10. LEASES. EXHIBIT , annexed hereto, is a schedule of all presently effective Capital Leases. To the Borrower's knowledge, each of such Capital Leases is in full force and effect. To the Borrower's knowledge, no party to any Lease or Capital Lease is in default or violation of any such Lease or Capital Lease. The Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrower hereby authorizes the Agent at any time and from time to time, after the occurrence of an Event of Default, to contact any of the Borrower's landlords in order to confirm the Borrower's continued compliance with the terms and conditions of the Lease(s) between the Borrower and that landlord and to discuss such issues, concerning the Borrower's occupancy under such Lease(s), as the Agent may determine.

4:11. REQUIREMENTS OF LAW. The Borrower is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance would have a material adverse effect on the Borrower's business or assets. The Borrower has not received any notice of any violation of any Requirement of Law (other than of a violation which would not have a material adverse effect on the Borrower's business or assets), which violation has not been cured or otherwise remedied.

4:12. LABOR RELATIONS.

(a) The Borrower has not been and is not presently a party to any collective bargaining or other labor contract.

(b) There is not presently pending and, to the Borrower's knowledge, there is not threatened any of the following:

         (i) Any strike, slowdown, picketing, work stoppage, or employee grievance process.

         (ii) Any proceeding against or affecting the Borrower relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Borrower, which, if determined adversely to the Borrower could have a material adverse effect on the business or assets of the Borrower.

         (iii) Any lockout of any employees by the Borrower (and no such action is contemplated by the Borrower).

         (iv) Any application for the certification of a collective bargaining agent.

(c) No event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

(d) The Borrower:

         (i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

         (ii) Is not liable for the payment of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for the Borrower's failure to comply with any Applicable Law referenced in Section , the amount of which would have a material adverse effect on the business or assets of the Borrower.

4:13. MAINTAIN PROPERTIES. The Borrower shall:

(a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

(b) Not suffer or cause the waste or destruction of any material part of the Collateral.

(c) Not use any of the Collateral in violation of any policy of insurance thereon.

(d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

         (i) The sale or rental of Inventory in compliance with this Agreement.

         (ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

         (iii) The turning over to the Agent of all Receipts as provided herein.

         (iv) The sales of previously viewed videotapes.

         (v) The sales of fixed assets (which shall not include sale of previously viewed videotapes) during each Fiscal year which have an aggregate book value not in excess of 10% of the book value of the Borrower's total fixed assets as of the beginning of such Fiscal year.

         (vi)

4:14. TAXES.

(a) With respect to the Borrower's federal, state, and local tax liability and obligations:

         (i) The Borrower, in compliance with all Applicable Law, has properly filed all returns due to be filed up to the date of this Agreement, except to the extent any failure to file would not have a material adverse effect on the business or assets of the Borrower.

         (ii) Except as described on EXHIBIT :

                  (A) At no time has the Borrower received from any taxing authority any request to perform any examination of or with respect to the Borrower nor any other written or verbal notice in any way relating to any claimed failure by the Borrower to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

                  (B) No agreement is extant which waives or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect to federal income taxes.

                  (C) No issue has been raised in any tax examination of the Borrower which, by application of similar principles, reasonably could be expected to result in the assertion of a material deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority.

(b) The Borrower has, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or the Collateral by any person or entity, except those taxes, contributions and charges that are being contested in good faith by appropriate proceedings for which adequate reserves, if required by GAAP, have been established, and provided that no lien has been filed in respect thereto, properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay or by reason of the Borrower's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file, except where the failure to file would not have a material adverse effect on the business or assets of the Borrower.

(c)

4:15. NO MARGIN STOCK. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

4:16. ERISA.

(a) Except as disclosed on EXHIBIT , annexed hereto, neither the Borrower nor any ERISA Affiliate is aware of or has knowingly:

         (i) Violated or failed to be in full compliance with the Borrower's Employee Benefit Plan.

         (ii) Failed timely to file all reports and filings required by ERISA to be filed by the Borrower.

         (iii) Engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA).

         (iv) Engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon the Borrower on account thereof pursuant to ERISA, which tax or penalty would have a material adverse effect on the business or assets of the Borrower.

         (v) Accumulate any material cumulative funding deficiency within the meaning of ERISA.

         (vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

         (vii) Been a member of, contributed to, or have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

(b) Neither the Borrower nor any ERISA Affiliate shall ever knowingly or intentionally engage in any action of the type described in Section .

(c)

         4:17. HAZARDOUS MATERIALS.

(a) To the best of the Borrower's knowledge the Borrower has never: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any material expense in connection with the assessment, containment, or removal of any Hazardous Material for which the Borrower would be responsible.

(b) The Borrower shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of the Borrower's business and in compliance with all Environmental Laws.

(c)

4:18. LITIGATION. Except as described in EXHIBIT , annexed hereto, there is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

4:19. DIVIDENDS. INVESTMENTS. CORPORATE ACTION. The Borrower shall not:

(a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

(b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock; provided, however, (i) the Borrower may expend up to $7.5 Million to repurchase its capital stock, provided that (A) no Event of Default has occurred or will result from such repurchase and (B) Availability, for the 30 days prior to, and immediately after the day of such repurchase is not less than the following:

                CUMULATIVE REPURCHASES                      MINIMUM 30 DAY AVAILABILITY
                ($MILLION)                                  ($MILLION)
                ----------------------                      ---------------------------
                Up to 2.5                                   10.0
                Up to 5.0                                   15.0
                Up to 7.5                                   20.0

and (ii) Borrower may repurchase stock options issued under the Borrower's employee stock option plan for non-cash consideration consisting of restricted stock of the Borrower.

(a) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person.

(b) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity, provided, that a subsidiary of the Borrower may merge or consolidate into the Borrower.

(c) Consolidate any of the Borrower's operations with those of any other Person, other than a subsidiary of the Borrower.

(d) Organize or create any Subsidiary, without the Agent's reasonable consent, and in any event unless such Subsidiary executes an Unconditional and Unlimited Guaranty of all of the Borrower's Liabilities, substantially in the form of the guaranty agreement executed on the date hereof by the Borrower's existing Subsidiaries and executes a Security Agreement granting to the Agent a first perfected interest in its business assets, substantially in the form of the security agreement executed on the date hereof by the Borrower's existing Subsidiaries.

(e) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

(f) Acquire any assets other than in the ordinary course and conduct of the 0Borrower's business as conducted at the execution of this Agreement.

(g)

4:20. LOANS. The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

(a) Advance payments made to the Borrower's suppliers in the ordinary course.

(b) Advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

(c) Advances and loans to the Borrower's Subsidiaries.

(d)

4:21. PROTECTION OF ASSETS. The Agent, in the Agent's reasonable discretion, and from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Agent may deem reasonably necessary to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Borrower shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section .

4:22. LINE OF BUSINESS. The Borrower shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan).

4.23. AFFILIATE TRANSACTIONS. The Borrower shall not enter into any transaction with any Affiliate, other then transactions in the ordinary course of business which are on fair and reasonable terms, no less favorable to the Borrower than those which would have been imposed in a comparable arms length transaction with a person who is not an Affiliate.

4:24. FURTHER ASSURANCES.

(a) The Borrower is not the owner of, nor has it any interest in, any property or asset (other than any Exempt Asset) which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article ) will not be subject to a perfected Collateral Interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

(b) The Borrower will not hereafter acquire any asset or any interest in property (other than any Exempt Asset) which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).

(c) The Borrower shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's Collateral Interests in the Collateral; facilitate the collection of the Receivables Collateral. The Borrower shall execute all such instruments as may be reasonably required by the Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

(d) The Borrower hereby designates the Agent as and for the Borrower's true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect the Agent's Collateral Interests in the Collateral.

(e) The Borrower hereby authorizes the Agent to file such financing statements as the Agent determines as appropriate to perfect or protect the Agent's Collateral Interests in the Collateral.

(f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

(g)

4:26. ADEQUACY OF DISCLOSURE.

(a) All financial statements furnished to the Agent and to each Revolving Credit Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

(b) The Borrower does not have any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Borrower's financial statements furnished to the Agent prior to the execution of this Agreement.

(c) No document, instrument, agreement, or paper now or hereafter given the Agent and to each Revolving Credit Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and to each Revolving Credit Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Agent and to each Revolving Credit Lender.

(d)

4:26. NO RESTRICTIONS ON LIABILITIES. The Borrower shall not enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, the Borrower's:

(a) Creation of, and granting of Collateral Interests in favor of the Agent.

(b) Incurrence of Liabilities.

(c)

4:27. OTHER COVENANTS. The Borrower shall not indirectly do or cause to be done any act which, if done directly by the Borrower, would breach any covenant contained in this Agreement.

ARTICLE 5: FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

5:1. MAINTAIN RECORDS. The Borrower shall:

(a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

(b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and the results of operations for, the period(s) covered therein.

(c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

(d) At all times, retain independent certified public accountants who are reasonably satisfactory to the Agent and instruct such accountants to discuss with the Agent the Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants (and subject to work product and accountant/client privileged information), as may be raised by the Agent.

(e) Not change the Borrower's Fiscal year.

(f)

5:2. ACCESS TO RECORDS.

(a) The Borrower shall accord the Agent with access from time to time as the Agent may require to all properties owned by or over which the Borrower has control. The Agent shall have the right, and the Borrower will permit the Agent from time to time as Agent may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Agent.

(b) The Borrower hereby authorizes the Agent to:

         (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrower, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent with respect thereto.

         (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrower's computer billing companies, collection agencies, and accountants and to sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Collateral.

(c) The Agent from time to time may designate one or more representatives to exercise the Agent's rights under this Section as fully as if the Agent were doing so.

(d)

5:3. IMMEDIATE NOTICE TO AGENT.

(a) The Borrower shall provide the Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

         (i) Any change in the Borrower's President and chief financial officer.

         (ii) Any ceasing of the Borrower's making of payment, in the ordinary course, to any of its creditors (other than its ceasing of making of such payments on account of a de minimis dispute).

         (iii) Any failure by the Borrower to pay rent at any of the Borrower's locations, which failure continues for more than Three (3) days following the last day on which such rent was payable (including any grace periods therefor) without more than a de minimis adverse effect to the Borrower.

         (iv) Any material adverse change in the business, operations, or financial affairs of the Borrower.

         (v) The Borrower's becoming In Default.

         (vi) Any intention on the part of the Borrower to discharge the Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection ).

         (vii) Any litigation which, if determined adversely to the Borrower, might have a material adverse effect on the financial condition of the Borrower.

(b) The Borrower shall:

         (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Borrower (qua such shareholders).

         (ii) Provide the Agent:

                  (A) When filed, copies of the Borrower's Form 10-K, Form 8-K, Form 10-Q and Form 14A filed with the SEC.

                  (B) When received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

         (iii) Provide the Agent, when received by the Borrower, with a copy of any management letter or similar communications from any accountant of the Borrower.

5:4. BORROWING BASE CERTIFICATE. The Borrower shall provide the Agent by 11:30 a.m., daily, with a Borrowing Base Certificate (in the form of EXHIBIT annexed hereto, as such form may be revised from time to time by the Agent (the "Borrowing Base Certificate")). Such Certificate may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

5:5. MONTHLY REPORTS.

(a) Monthly, the Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may reasonably specify):

         (i) Within Fifteen (15) days of the end of the previous Fiscal month:

                  (A) A report generated by the Borrower's inventory control system, which report reflects the functional equivalent of a stock ledger inventory.

                  (B) An Inventory Certificate (signed by the Borrower's President or Chief Financial Officer or Vice
                  President-Finance).

                  (C) By Department Inventory Report

                  (D) Distribution Center Inventory Report (By Department).

                  (E) Return Center Inventory Report (By Department).

         (ii) Within Thirty (30) days of the end of the previous Fiscal month:

                  (A) Reconciliation of the above described Report and Inventory Certificate (Section ) to Availability and to the general ledger as of the end of the subject month (which reconciliation shall reflect in-transit inventory).

                  (B) A schedule of purchases from the Borrower's twenty largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Agent and shall include year to date cumulative purchases.

                  (C) A summary aging of the Borrower's accounts payable by vendor type.

                  (D) A Store Activity Report.

                  (E) The officer's compliance certificate described in Section
                  .

                  (F) An internally prepared consolidated financial statement of the financial condition of the Borrower and its Subsidiaries and the results of operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), cash flow and comparison of total same store sales detailed by merchandise and rental for the corresponding month of the then immediately previous year, as well as to the Business Plan.

(b) For purposes of Sections , above, and , above, the first "previous month" in respect of which the items respectively required by those Sections shall be the month prior to that which dates this Agreement, except that the first group of items required to be provided pursuant to Section shall be included with those provided pursuant to Section ; thereafter, those items shall be provided in accordance with the requirements of Section .

(c)

5:6. QUARTERLY REPORTS. Quarterly, within Forty Five (45) days following the end of each of the Borrower's Fiscal quarters, the Borrower shall provide the Agent with the following:

(a) A copy of the management prepared consolidated financial statement of the Borrower and its Subsidiaries for the period from the beginning of the Borrower's then current Fiscal year through the end of the subject quarter, with comparative information for the same period of the previous Fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

(b) The officer's compliance certificate described in Section

(c) Store specific EBITDA.

5:7. ANNUAL REPORTS.

(a) Annually, within ninety (90) days following the end of the Borrower's Fiscal year, the Borrower shall furnish the Agent with the following:

         (i) A copy of the annual consolidated financial statement for the Borrower and its Subsidiaries, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.

         (ii) The officer's compliance certificate described in Section .

5:8. OFFICERS' CERTIFICATES. The Borrower shall cause either the Borrower's President or its Chief Financial Officer or Vice President-Finance, in each instance, to provide a Certificate with those monthly statements required pursuant to Section , quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

(a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the consolidated financial condition of the Borrower and its Subsidiaries at the close of, and the consolidated results of the Borrower's and its Subsidiaries' operations and cash flows for, the period(s) covered, subject, however to the following:

         (i) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).

         (ii) Material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section .

(b) Indicate either that (i) the Borrower is not In Default, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

(c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section hereof.

(d)

5:9. INVENTORIES, APPRAISALS, AND AUDITS.

(a) The Agent, at the expense of the Borrower, may participate in and/or observe each internal cycle count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrower. (b) The Borrower, at its own expense, shall cause not less than two (2) cycle counts to be undertaken at each of its locations in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be subject to the Agent's discretion) conducted by such inventory takers as are satisfactory to the Agent and following such methodology as may be satisfactory to the Agent.

         (i) The Borrower shall provide the Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) within ten (10) days following the completion of such inventory.

         (ii) The Borrower, within thirty (30) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrower) and shall post such results to the Borrower's By-Department monthly report generated by the Borrower's inventory control system and, as applicable to the Borrower's other financial books and records.

         (iii) The Agent, in its discretion, if the Borrower is In Default, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrower).

(c) The Agent may obtain appraisals of the Collateral, from time to time (in all events, at the Borrower's expense) conducted by such appraisers as are reasonably satisfactory to the Agent.

(d) The Agent may obtain commercial finance field examinations, from time to time (in each event, at the Borrower's expense) of the Borrower's books and records; provided, however, that as long as no Event of Default has occurred, no more frequently than twice in any 12 month period, it being understood that if either (or both) an Event of Default has occurred or the Agent provides to the Borrower a valid business reason therefor, the Agent may conduct one or more additional commercial finance field examinations at the expense of the Borrower.

(e) The Agent from time to time (in all events, at the Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises.

(f)

5:10. ADDITIONAL FINANCIAL INFORMATION.

(a) In addition to all other information required to be provided pursuant to this Article , the Borrower promptly shall provide the Agent with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time reasonably request from the Borrower.

(b) On or before the end of business on October 13, 2000, the Borrower shall provide the Agent with a copy of the "management letter" (so-called) provided by the Borrower's accountants for the Borrower's Fiscal 2000, the substance of which management letter shall be subject to the Agent's reasonable satisfaction.

(c) The Borrower may provide the Agent, from time to time hereafter, with updated forecasts of the Borrower's anticipated performance and operating results.

(d) In all events, the Borrower, no sooner than Ninety (90) nor later than Sixty
(60) days prior to the end of each of the Borrower's fiscal years, shall provide the Agent with an updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrower's then current practices.

(e) The Borrower recognizes that all appraisals, inventories, analysis, financial information, and other materials which the Agent may obtain, develop, or receive with respect to the Borrower are confidential to the Agent and that, except as otherwise provided herein, the Borrower is not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

(f) The Borrower's Business Plan has been delivered to the Agent.

(g)

5:11. FINANCIAL PERFORMANCE COVENANT. The Borrower shall maintain Availability of not less than $10 Million at all times.

ARTICLE 6: - USE OF COLLATERAL:

6:1. USE OF INVENTORY COLLATERAL.

(a) The Borrower shall not engage

         (i) In any sale of the Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course.

         (ii) Sales or other dispositions to creditors.

         (iii) Sales or other dispositions in bulk.

         (iv) Sales of any Collateral in breach of any provision of this Agreement.

(b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Agent.

(c)

6:2. INVENTORY QUALITY. All Inventory now owned or hereafter acquired by the Borrower is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

6:3. ADJUSTMENTS AND ALLOWANCES. The Borrower may grant such allowances or other adjustments to the Borrower's Account Debtors as the Borrower may reasonably deem to accord with sound business practice, provided, however, the authority granted the Borrower pursuant to this Section may be limited or terminated by the Agent at any time after the occurrence of an Event of Default in the Agent's discretion.

6:4. VALIDITY OF ACCOUNTS.

(a) The amount of each Account shown on the books, records, and invoices of the Borrower represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrower.

(b) The Borrower has no knowledge of any impairment of the validity or collectibility of any of the Accounts. The Borrower shall notify the Agent of any such impairment immediately after the Borrower becomes aware of any such impairment.

(c)

6:5. NOTIFICATION TO ACCOUNT DEBTORS. The Agent shall have the right after the occurrence of an Event of Default to notify any of the Borrower's Account Debtors to make payment directly to the Agent and to collect all amounts due on account of the Collateral.

ARTICLE 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

7:1. DEPOSITORY ACCOUNTS.

(a) Annexed hereto as EXHIBIT is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

(b) The Borrower shall deliver the following to the Agent, as a condition to the effectiveness of this Agreement:

         (i) Notification, executed on behalf of the Borrower, to each depository institution with which any DDA is maintained (other than any Exempt DDA and the Blocked Account), in form reasonably satisfactory to the Agent of the Agent's interest in such DDA.

(c) A Blocked Account Agreement with Amarillo National Bank. The Borrower will not establish any DDA hereafter (other than an Exempt DDA) unless, contemporaneous with such establishment, the Borrower delivers the following to the Agent:

         (i) Notification to the depository at which such DDA is established if the same would have been required pursuant to Section if the subject DDA were open at the execution of this Agreement.

7:2. CREDIT CARD RECEIPTS.

(a) Annexed hereto as EXHIBIT , is a Schedule which describes all arrangements to which the Borrower is a party with respect to the payment to the Borrower of the proceeds of credit card charges for sales by the Borrower.

(b) The Borrower shall deliver to the Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrower, to each of the Borrower's credit card clearinghouses and processors of notice (in form reasonably satisfactory to the Agent), which notice provides that payment of all credit card charges submitted by the Borrower to that clearinghouse or other processor and any other amount payable to the Borrower by such clearinghouse or other processor shall be directed to the Blocked Account (or if the Borrower prefers to so specify in such notice, to the Concentration Account. The Borrower shall not change such direction or designation except upon and with the prior written consent of the Agent.

(c)

7:3. THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS.

(a) The following checking accounts have been or will be established (and are so referred to herein):

         (i) The "CONCENTRATION ACCOUNT" (so referred to herein): Established by the Agent with Fleet National Bank.

         (ii) The "BLOCKED ACCOUNT" (so referred to herein): Established by the Borrower with Amarillo National Bank.

         (iii) The "OPERATING ACCOUNT" (so referred to herein): Established by the Borrower with Amarillo National Bank.

         (iv) The "PAYROLL ACCOUNT" (so referred to herein) and established by the Borrower with Amarillo National Bank.

(b) The contents of each DDA (other than the Operating Account and the Payroll Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.

(c) The Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

(d)

7:4. PROCEEDS AND COLLECTIONS.

(a) All Receipts and all cash proceeds of any sale or other disposition of any of the Borrower's assets:

         (i) Constitute Collateral and proceeds of Collateral.

         (ii) Shall be held in trust by the Borrower for the Agent.

         (iii) Shall not be commingled with any of the Borrower's other funds.

         (iv) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account.

(b) The Borrower shall cause the ACH or wire transfer to the Blocked Account or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

         (i) The then contents of each DDA (other than any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed $1,500.00 as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

         (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

(c) Whether or not any Liabilities are then outstanding, the Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $1,000.00 as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained. Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.

(d) In the event that, notwithstanding the provisions of this Section , the Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by the Borrower for the Agent and shall not be commingled with any of the Borrower's other funds or deposited in any account of the Borrower other than the Blocked Account.

(e)

7:5. PAYMENT OF LIABILITIES.

(a) On each Business Day, the Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained, not to exceed $1,500.00) First, towards the SwingLine Loans and Second, towards the unpaid balance of the Loan Account and all other Liabilities, provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made One
(1) Business Day after such transfer.

(b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:

         (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00PM (Boston time) on that Business Day.

         (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM (Boston time) on that Business Day.

         (iii) If notice of a deposit to the Concentration Account (Section ) or payment (Section ) is not available to the Agent until after 2:00PM (Boston time) on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.

         (iv) All deposits to the Concentration Account and other payments to the Agent are subject to clearance and collection.

(c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section , above, on a daily basis (less those amount which are to be netted out, as provided therein) provided, however, in the event that

     (i) the Borrower is InDefault; and

     (ii) one or more L/C's are then outstanding,

then the Agent may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's. Such funded reserve shall either be (i) returned to the Borrower provided that the Borrower is not InDefault or (ii) applied towards the Liabilities following the occurrence of any Event of Default described in Section or acceleration following the occurrence of any other Event of Default.

7:6. THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrower upon, and other disbursements shall be made by the Borrower solely from, the Operating Account or the Payroll Account.

ARTICLE 8: - GRANT OF SECURITY INTEREST:

8:1. GRANT OF SECURITY INTEREST. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Liabilities, the Borrower hereby grants to the Agent, for the ratable benefit of the Revolving Credit Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Revolving Credit Lenders, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

         (a)      All Accounts and accounts receivable.

         (b)      All Inventory.

         (c)      All General Intangibles.

         (d)      All Equipment.

         (e)      All Goods.

         (f)      All Fixtures.

         (g)      All Chattel Paper.

         (h)      All Letter-of-Credit Rights.

         (i)      All Payment Intangibles.

         (j)      All Supporting Obligations.

         (k) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

         (l) All Investment Property, Instruments, Documents, Deposit Accounts, policies and certificates of insurance, deposits, impressed accounts, compensating balances, money, cash, or other property.

         (m) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing. ( through ) or otherwise.

         (n) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ( through ), including the right of stoppage in transit.

8:2. EXTENT AND DURATION OF SECURITY INTEREST.

(a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the Revolving Credit Dollar Commitment of each Revolving Credit Lender is terminated.

(b) It is intended that the Collateral Interests created herein extend to and cover all assets of the Borrower, other than Exempt Assets.

(c) It is further intended that, with respect to any term used herein to describe Collateral which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrower or in UCC9'99, the meaning given that term shall be the more encompassing of the two definitions.

ARTICLE 9: - AGENT AS BORROWER'S ATTORNEY-IN-FACT:

9:1. APPOINTMENT AS ATTORNEY-IN-FACT. The Borrower hereby irrevocably constitutes and appoints the Agent as the Borrower's true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Agent and the Revolving Credit Lenders. The rights and powers granted the Agent by this appointment include but are not limited to the right and power to:

(a) Prosecute, defend, compromise, or release any action relating to the Collateral.

(b) Sign change of address forms to change the address to which the Borrower's mail is to be sent to such address as the Agent shall designate; receive and open the Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of the Borrower, or other legal representative of the Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.

(c) Endorse the name of the Borrower in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

(d) Sign the name of the Borrower on any notice to the Borrower's Account Debtors or verification of the Receivables Collateral; sign the Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

(e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrower is a beneficiary.

(f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrower.

(g) Use, license or transfer any or all General Intangibles of the Borrower.

(h)

9:2. NO OBLIGATION TO ACT. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 10: - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section , any and all Liabilities shall become due and payable without any further act on the part of the Agent. Upon the occurrence of any other Event of Default, the Agent may, and on the instruction of the SuperMajority Lenders as provided in Section shall, declare any and all Liabilities shall become immediately due and payable. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Revolving Credit Lender and the Borrower and instruments and papers heretofore, now, or hereafter given the Agent or any Revolving Credit Lender by the Borrower.

10:1. FAILURE TO PAY THE REVOLVING CREDIT. The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, the Revolving Credit.

10:2. FAILURE TO MAKE OTHER PAYMENTS. The failure by the Borrower to pay when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Revolving Credit.

10:3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in any of the following provisions hereof:

         Section           Relates to            :
         -------           -----------------------
                           Indebtedness
                           Pay taxes
                           Dividends. Investments. Other Corporate Actions
                           Affiliate Transactions
         Article 5-12      Financial Performance Covenant
         Article  Cash Management


10:4. REPORTING REQUIREMENTS. The failure by the Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in the following Section of this Agreement, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

                                      REQUIRED BY                                   NUMBER OF GRACE
REPORT / STATEMENT                    SECTION            GRACE PERIOD               PERIODS
------------------                    -----------        ------------               --------------
Borrowing Base Certificate                               Two Business Days          Three in any 12 months
Monthly Report (15 Days) -                               Three Business Days        Two in any 12 months
Monthly Reports (30 Days)                                Three Business Days        Two in any 12 months

10:5. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by the, Borrower. within ten (10) Business Days by mail following the earlier of the Borrower's knowledge of a breach of any covenant or Liability not described in any of Sections , , or or of its receipt of written notice from the Agent of the breach of any of such covenants or Liabilities.

10:6. MISREPRESENTATION. The determination by the Agent that any representation or warranty at any time made by the Borrower to the Agent or any Revolving Credit Lender was not true or complete in all material respects when given.

10:7. ACCELERATION OF OTHER DEBT. BREACH OF LEASE. The occurrence of any event such that any Indebtedness of the Borrower in excess of $500,000 to any creditor other than the Agent or any Revolving Credit Lender is accelerated or, without the consent of the Borrower, any Lease with annual rentals in excess of $500,000 is terminated.

10:8. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach of any covenant or Liability imposed by, or of any default under, any agreement (including any Loan Document) between the Agent or any Revolving Credit Lender and the Borrower or instrument given by the Borrower to the Agent or any Revolving Credit Lender and the expiry, without cure, of any applicable grace period (notwithstanding that the subject Agent or Revolving Credit Lender may not have exercised all or any of its rights on account of such breach or default).

10:9. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

10:10. ATTACHMENT. JUDGMENT. RESTRAINT OF BUSINESS.

(a) The service of process upon the Agent or any Revolving Credit Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of the Borrower on deposit with, or assets of the Borrower in the possession of, the Agent or that Revolving Credit or such Participant.

(b) The entry of any judgment against the Borrower for the payment of money in excess of $500,000, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

(c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course and such order or imposition is not dismissed or appealed from within thirty (30) days of its entry.

(d)

10:11. BUSINESS FAILURE. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the determination, by the Borrower, to initiate a program of partial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary liquidation or extension of debt agreement for the Borrower; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by the Borrower of the liquidation or winding up of all or any part of the Borrower's business or operations.

10:12. BANKRUPTCY. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by the Borrower by appropriate proceedings or, if so contested, is not dismissed within thirty
(30) days of when filed.

10:13. DEFAULT BY GUARANTOR. The occurrence of any of the foregoing Events of Default with respect to any guarantor of the Liabilities, as if such guarantor were the "Borrower" described therein.

10:14. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, the Borrower, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of the Borrower and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Borrower of its business in the ordinary course, which is not dismissed or appealed from within thirty (30) days when instituted or imposed.

10:15. TERMINATION OF GUARANTY. The termination or attempted termination of any guaranty by any guarantor of the Liabilities.

10:16. CHALLENGE TO LOAN DOCUMENTS.

(a) Any challenge by or on behalf of the Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

(b)

(c) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

(d)

10:17. CHANGE IN CONTROL. Any Change in Control.

ARTICLE  11: - RIGHTS AND REMEDIES UPON DEFAULT:

11:1 ACCELERATION. Upon the occurrence of any Event of Default as described in Section , all Indebtedness of the Borrower to the Revolving Credit Lenders shall be immediately due and payable. Upon the occurrence of any Event of Default
other than as described in Section     , the Agent may (and on the issuance of
Acceleration Notice(s) requisite to the causing of Acceleration, the Agent shall) declare all Indebtedness of the Borrower to the Revolving Credit Lenders to be immediately due and payable and may exercise all of the Agent's Rights and Remedies as the Agent from time to time thereafter determines as appropriate.

11:2. RIGHTS OF ENFORCEMENT. The Agent shall have all of the rights and remedies of a secured party upon default then available to the Agent under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies upon an Event of Default and Acceleration:

(a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Agent.

(b) To give notice to any of the Borrower's customs brokers to follow the instructions of the Agent as provided in any written agreement or undertaking of such broker in favor of the Agent.

(c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

(d) To take possession of all or any portion of the Collateral.

(e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.

(f) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

(g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

(h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

(i)

11:3. SALE OF COLLATERAL.

(a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.

(b) The Agent, in the exercise of the Agent's rights and remedies upon an Event of Default, may conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by the Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither the Borrower nor any Person claiming under or in right of the Borrower shall have any interest therein.

(c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Borrower such notice


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

as may be practicable under the circumstances), the Agent shall give the Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.

(d) The Agent and any Revolving Credit Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

(e) If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

(f) The Agent shall apply the proceeds of the Agent's exercise of its rights and remedies upon default pursuant to this Article in accordance with Sections and .

(g)

11:4. OCCUPATION OF BUSINESS LOCATION. In connection with the Agent's exercise of the Agent's rights under this Article , the Agent may enter upon, occupy, and use any premises owned or occupied by the Borrower, and may exclude the Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrower. In no event shall the Agent be liable to the Borrower for use or occupancy by the Agent of any premises pursuant to this Article , nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

11:5. GRANT OF NONEXCLUSIVE LICENSE. The Borrower hereby grants to the Agent a royalty free nonexclusive irrevocable license, after the occurrence of an Event of Default to use, apply, and affix any trademark, trade name, logo, or the like in which the Borrower now or hereafter has rights, such license being with respect to the Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

1:6. ASSEMBLY OF COLLATERAL. The Agent may require the Borrower to assemble the Collateral and make it available to the Agent at the Borrower's sole risk and expense at a place or places which are reasonably convenient to both the Agent and the Borrower.

11:7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the "AGENT'S RIGHTS AND REMEDIES") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12: - REVOLVING CREDIT FUNDINGS AND DISTRIBUTIONS:

12:1. REVOLVING CREDIT FUNDING PROCEDURES. Subject to Section :

(a) The Agent shall advise each Revolving Credit Lender, no later than 2:00PM (Boston Time) on a date on which any Revolving Credit Loan (other than a SwingLine Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

(b) Subject to that Revolving Credit Lender's Revolving Credit Dollar Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Percentage Commitment of the subject Revolving Credit Loan to the Agent.

(c)

12:2. SWINGLINE LOANS.

(a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Agent.

(b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:


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

         (i) At any time and from time to time, the SwingLine Lender may advise the Agent that all, or any part of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

         (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section .

(a) The SwingLine Lender, in separate capacities, may also be the Agent and a Revolving Credit Lender.

(b) The SwingLine Lender, in its capacity as SwingLine Lender, is not a "Revolving Credit Lender" for any of the following purposes:

         (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section .

         (ii) Determination of whether the requisite Loan Commitments have Consented to action requiring such Consent.

12:3. AGENT'S COVERING OF FUNDINGS:

(a) Each Revolving Credit Lender shall make available to the Agent, as provided herein, that Revolving Credit Lender's Revolving Credit Percentage Commitment of the following:

         (i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of the Revolving Credit Loans.

         (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

(b) In all circumstances, the Agent may:

         (i) Assume that each Revolving Credit Lender, subject to Section , timely shall make available to the Agent that Revolving Credit Lender's Revolving Credit Percentage Commitment of each Revolving Credit Loan, notice of which is provided pursuant to Section .

         (ii) In reliance upon such assumption, make available the corresponding amount to the Borrower.

         (iii) Assume that each Revolving Credit Lender timely shall pay, and shall make available, to the Agent all other amounts which that Revolving Credit Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

(c) In the event that, in reliance upon any of such assumptions, the Agent makes available, a Revolving Credit Lender's Revolving Credit Percentage Commitment of one or more Revolving Credit Loans, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Revolving Credit Lender (a "DELINQUENT REVOLVING CREDIT LENDER") fails to provide to the Agent within One (1) Business Day of written notice of such failure, then:

         (i) The amount which had been made available by the Agent is an "AGENT'S COVER" (and is so referred to herein).

         (ii) All interest paid by the Borrower on account of the Revolving Credit Loan or coverage of the subject L/C Drawing which consist of the Agent's Cover shall be retained by the Agent until the Agent's Cover, with interest, has been paid by the Delinquent Revolving Credit Lender.

         (iii) The Delinquent Revolving Credit Lender shall pay to the Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Agent's Cover in respect of that Delinquent Revolving Credit Lender.

         (iv) The Agent shall have succeeded to all rights to payment to which the Delinquent Revolving Credit Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrower on account of the Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Agent's Cover was provided and only then towards amounts in which the Delinquent Revolving Credit Lender is then participating. For purposes of distributions to be made pursuant to Section (which relates to ordinary course distributions) or Section (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Revolving Credit Lender (and consequently, to the Agent to the extent to which the Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Revolving Credit Lender would otherwise have been entitled to a distribution.

         (v) Subject to Subsection , the Delinquent Revolving Credit Lender shall be entitled to receive any payments from the Borrower to which the Delinquent Revolving Credit Lender is then entitled, provided however there shall be deducted from such amount and retained by the Agent any interest to which the Agent is then entitled on account of Section , above.

(d) A Delinquent Revolving Credit Lender shall not be relieved of any obligation of such Delinquent Revolving Credit Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Revolving Credit Lender).


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

(e) A Delinquent Revolving Credit Lender may cure its status as a Delinquent Revolving Credit Lender by paying the Agent the aggregate of the following:

         (i)                       The Agent's Cover (to the extent not
                          previously repaid by the Borrower and retained by the Agent in accordance with Subsection , above) with respect to that Delinquent Revolving Credit Lender.

                  Plus

                  (i) The aggregate of the amount payable under Subsection , above (which relates to interest to be paid by that Delinquent Revolving Credit Lender).

                  Plus

         (i)                       All such costs and expenses as may be
                          incurred by the Agent in the enforcement of the Agent's rights against such Delinquent Revolving Credit Lender.

12:4. ORDINARY COURSE DISTRIBUTIONS. (This Section applies unless the provisions of Section (which relates to distributions in the event of a Liquidation) becomes operative).

(a) Weekly, on such day as may be set from time to time by the Agent (or more frequently at the Agent's option) the Agent and each Revolving Credit Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account.

(b) The Agent shall distribute to the SwingLine Lender and to each Revolving Credit Lender, such Person's respective pro-rata share of interest payments on the Revolving Credit Loans when actually received and collected by the Agent (excluding the 1 Business Days for settlement provided for in Section , which shall be for the account of the Agent only). For purposes of calculating interest due to a Revolving Credit Lender, that Revolving Credit Lender shall be entitled to receive interest on the actual amount contributed by that Revolving Credit Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrower. Any net principal reductions to the Revolving Credit Loans received by the Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Revolving Credit Lender, until the Agent has distributed to that Revolving Credit Lender its pro-rata share thereof.

(c) The Agent shall distribute the Unused Line Fee and the fees for L/C's provided for in Section and any Early Termination Fee pro rata to the Revolving Credit Lenders and shall distribute the L/C issuance fee provided for in Section to the Issuer.

(d) No Revolving Credit Lender shall have any interest in, or right to receive any part of any interest which reflects "float" as described in the proviso included in Section . Any such float shall be for the account of the Agent only.

(e) No Revolving Credit Lender shall have any interest in, or right to receive any part of, the Agent's Fee to be paid by the Borrower to the Agent pursuant to the this Agreement.

(f) Any amount received by the Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Commitment Percentages at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

(g) Each distribution pursuant to this Section is subject to Section , above.

(h)

ARTICLE 13: - ACCELERATION AND LIQUIDATION:

13:1. ACCELERATION NOTICES

(a) The Agent may give the Revolving Credit Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

(b) The SuperMajority Lenders may give the Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Revolving Credit Lenders are received by the Agent within a period of five (5) consecutive Business Days.

(c)

13:2. ACCELERATION Unless stayed by judicial or statutory process, the Agent shall Accelerate the Revolving Credit Obligations within a commercially reasonable time following:

(a) The Agent's giving of an Acceleration Notice to the Revolving Credit Lenders as provided in Section .

(b) The Agent's receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section .

(c)

13:3. INITIATION OF LIQUIDATION Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Agent within a commercially reasonable time following Acceleration of the Revolving Credit Obligations.

13:4. ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION

(a) At the initiation of a Liquidation:

         (i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted, pursuant to Section , to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

         (ii) The Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

(b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrower, that Revolving Credit Lender's Revolving Credit Percentage Commitment of such honoring.

(c)

13:5. AGENT'S CONDUCT OF LIQUIDATION

(a) Any Liquidation shall be conducted by the Agent, with the advice and assistance of the Revolving Credit Lenders.

(b) The Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset.

(c) The Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Agent determines as appropriate under the circumstances.

(d) The Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Agent or any Revolving Credit Lender) unless indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take that course of action or action plan.

(e) Each Revolving Credit Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

(f)

13:6. DISTRIBUTION OF LIQUIDATION PROCEEDS:

(a) The Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Agent in the exercise of rights as a secured creditor of the Borrower and prior claims which the Agent anticipates may need to be paid.

(b) The Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section .

(c) Each Revolving Credit Lender, on the written request of the Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agent and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Agent.

(d)

13:7. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION The relative priorities to the proceeds of a Liquidation are as follows:

(a) To the Agent as reimbursement for all reasonable third party costs and expenses incurred by the Agent and to Lenders' Special Counsel in accordance with this Agreement and to any funded reserve established pursuant to Section and to each Revolving Credit Lender to the extent of contributions made to the
Agent pursuant to Section    not previously reimbursed to that Revolving Credit
Lender; and then

(b) To the SwingLine Lender, on account of any SwingLine loans not converted to Revolving Credit Loans pursuant to Section ; and then

(c) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to the unpaid principal balance of the Revolving Credit; and then

(d) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to accrued interest on the Revolving Credit; and then

(e) To the Revolving Credit Lenders (other than any Delinquent Revolving Credit Lender), pro-rata, to those fees distributable hereunder to the Revolving Credit Lenders; and then

(f) To any Delinquent Revolving Credit Lenders, pro-rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to
Sections      ,  ,  ; and then

(g) To the Revolving Credit Lenders, pro-rata, to the extent of the Revolving Credit Early Termination Fee, if applicable; and then

(h) To any other Liabilities; and then

(i) To The Borrower.

(j)

ARTICLE 14: - THE AGENT:

14:1. APPOINTMENT OF THE AGENT

(a) Each Lender appoints and designates Fleet Retail Finance Inc. as the "Agent" hereunder and under the Loan Documents.

(b) Each Revolving Credit Lender authorizes the Agent:

         (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agent is a party.

         (ii) To take such action on behalf of the Revolving Credit Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

14:2. RESPONSIBILITIES OF AGENT

(a) The Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Revolving Credit Lender except for those expressly set forth in this Agreement. (b) Neither the Agent nor any of its Affiliates shall be responsible to any Revolving Credit Lender for any of the following:

         (i) Any recitals, statements, representations or warranties made by the Borrower or any other Person.

         (ii) Any appraisals or other assessments of the assets of the Borrower or of any other Person responsible for or on account of the Liabilities.

         (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

         (iv) Any failure by the Borrower or any other Person (other than the Agent) to perform its obligations under the Loan Documents.

(c) The Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

(d) Neither the Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

(e) The Agent shall not have any responsibility in any event for more funds than the Agent actually receives and collects.

(f) CIT has been granted the title of "Co-Agent", in which capacity, CIT shall not have any rights nor any responsibilities. CIT may resign such position, at any time, on written notice to the Agent; and shall cease to be a Co-Agent contemporaneous with its ceasing to be a Revolving Credit Lender.

(g) The Agent and the Co-Agent, in their respective separate capacities as a Lender, shall have the same rights and powers hereunder as any other Revolving Credit Lender.

(h)

14:3. CONCERNING DISTRIBUTIONS BY THE AGENT

(a) The Agent in the Agent's reasonable discretion based upon the Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

(b) The Agent may disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Revolving Credit Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Agent the sum paid to that person.

(c) If, in the opinion of the Agent, the distribution of any amount received by the Agent might involve the Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agent may refrain from making distribution until the Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

(d) The proceeds of any Revolving Credit Lender's exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Revolving Credit Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Revolving Credit Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section .

(e) Each Revolving Credit Lender recognizes that the crediting of the Borrower with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Agent to any Lender.

(f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged or
(y) the SuperMajority Lenders determine to effect such repayment or disgorgement, then each Revolving Credit Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Revolving Credit Lender's Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

(g)

14:4. DISPUTE RESOLUTION: Any dispute among the Revolving Credit Lenders and/or the Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Revolving Credit Lender hereto hereby submits.

14:5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS The Agent shall distribute to each Revolving Credit Lender those periodic reports which the Agent customarily distributes in like credits in which it is acting as Agent and will forward to each Revolving Credit Lender, promptly after the Agent's receipt thereof, a copy of each notice or other document furnished to the Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrower pursuant to Article of this Agreement, other than any of the following:

(a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/C's.

(b) Routine or nonmaterial communications.

(c) Any notice or document required by any of the Loan Documents to be furnished to the Revolving Credit Lenders by the Borrower.

(d) Any notice or document of which the Agent has knowledge that such notice or document had been forwarded to the Revolving Credit Lenders other than by the Agent.

(e)

14:6. CONFIDENTIAL INFORMATION

(a) Each Revolving Credit Lender will maintain, as confidential, all of the following:

         (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agent in the administration of the credit facility contemplated by this Agreement.

         (ii) Proprietary forms and formats utilized by the Agent in providing reports to the Revolving Credit Lenders pursuant hereto, which forms or formats are not of general currency.


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

(b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

14:7. RELIANCE BY AGENT The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Revolving Credit Lenders.

14:8. NON-RELIANCE ON AGENT AND OTHER REVOLVING CREDIT LENDERS

(a) Each Revolving Credit Lender represents to all other Revolving Credit Lenders and to the Agent that such Revolving Credit Lender:

         (i) Independently and without reliance on any representation or act by Agent or by any other Revolving Credit Lender, and based on such documents and information as that Revolving Credit Lender has deemed appropriate, has made such Revolving Credit Lender's own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement.

         (ii) Has relied upon that Revolving Credit Lender's review of the Loan Documents by that Revolving Credit Lender and by counsel to that Revolving Credit Lender as that Revolving Credit Lender deemed appropriate under the circumstances.

(b) Each Revolving Credit Lender agrees that such Revolving Credit Lender, independently and without reliance upon Agent or any other Revolving Credit Lender, and based upon such documents and information as such Revolving Credit Lender shall deem appropriate at the time, will continue to make such Revolving Credit Lender's own appraisals of the financial condition and affairs of the Borrower when determining whether to take or not to take any discretionary action under this Agreement.

(c) The Agent, in the discharge of that Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

(d) Except for notices, reports, and other documents and information expressly required to be furnished to the Revolving Credit Lenders by the Agent hereunder (as to which, see Section ), the Agent shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agent or any Affiliate of the Agent.

(e) Each Revolving Credit Lender, at such Revolving Credit Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Agent, which documents relate to the Agent's performance of its duties hereunder.

(f)

14:9. INDEMNIFICATION WITHOUT LIMITING THE LIABILITIES OF THE BORROWER UNDER ANY THIS OR ANY OF THE OTHER LOAN DOCUMENTS, EACH REVOLVING CREDIT LENDER SHALL INDEMNIFY THE AGENT, PRO-RATA FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING ATTORNEY'S REASONABLE FEES AND EXPENSES AND OTHER OUT-OF-POCKET EXPENDITURES) WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT AND IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO THEREIN OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ENFORCEMENT OF ANY OF TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS, PROVIDED, HOWEVER, NO REVOLVING CREDIT LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THAT ANY OF THE FOREGOING ARISES FROM ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT AS TO WHICH A FINAL JUDICIAL DETERMINATION HAS BEEN OR IS MADE (IN A PROCEEDING IN WHICH THE AGENT HAS HAD AN OPPORTUNITY TO BE HEARD) THAT THE AGENT HAD ACTED IN A GROSSLY NEGLIGENT MANNER, IN ACTUAL BAD FAITH, OR IN WILLFUL MISCONDUCT.

14:10. RESIGNATION OF AGENT

(a) The Agent may resign at any time by giving 60 days prior written notice thereof to the Revolving Credit Lenders. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrower, not to be unreasonably withheld and, in any event, deemed given by the Borrower if no written objection is provided by the Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000.00. The consent of the Borrower otherwise required by this Section shall not be required if an Event of Default has occurred.

(b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

(c) After any retiring Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

(d)

ARTICLE  15: - ACTION BY AGENTS - CONSENTS - AMENDMENTS - WAIVERS:

15:1. ADMINISTRATION OF CREDIT FACILITIES

(a) Except as otherwise specifically provided in this Agreement, the Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Agent determines to be appropriate, provided, however, the Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

(b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Revolving Credit Lender:

(c)

        Actions Described in Section     Type of Consent Required
        ----------------------------     ------------------------
                                         Majority Lenders
                                         SuperMajority Lenders
                                         Certain Consent
                                         Unanimous Consent
                                         Consent of SwingLine Lender
                                         Consent of the Agent

(a) The rights granted to the Revolving Credit Lenders in those sections referenced in Section shall not otherwise limit or impair the Agent's exercise of its discretion under the Loan Documents.

(b)

15:2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

15:3. ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY LENDERS The Consent or direction of the SuperMajority Lenders is required as follows:

(a) The Revolving Credit Lenders agree that any loan or advance under the Revolving Credit which results in a Permissible OverLoan may be made by the Agent in its discretion without the Consent of the Revolving Credit Lenders and that each Revolving Credit Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Lenders is required to permit a Permissible OverLoan (other than any Permissible OverLoan to the extent that it is also a Protective Advance as to which no such Consent or direction is so required) to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period.

(b) If the Borrower is then In Default, the Super Majority Lenders may direct the Agent to suspend the Revolving Credit (including the making of any Permissible OverLoans), whereupon, as long as the Borrower is In Default, the only Revolving Credit Loans which may be made are either

         (i) Revolving Credit Loans made or undertaken in the Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders; or

         (ii) Revolving Credit Loans made with Consent of the SuperMajority Lenders.

(c) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

         (i) Give the Agent an Acceleration Notice in accordance with Section .

         (ii) Direct the Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

15:4. ACTIONS REQUIRING CERTAIN CONSENT

(a) The Consent of the Revolving Credit Lender whose Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment is to be so increased is required for any increase in any Revolving Credit Lender's Revolving Credit Dollar Commitment or Revolving Credit Percentage Commitment (other than by reason of the application of Section (which deals with NonConsenting Revolving Credit Lenders) or Section (which deals with assignments and participations).

(b) The consent of the SwingLine Lender and the Consent of the SuperMajority Lenders shall be required to increase the SwingLine Loan Ceiling.

(c)

15:5. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT. None of the following may take place except with the Consent of each Revolving Credit Lender adversely affected thereby or with Unanimous Consent:

(a) Any decrease in any interest rate or fee payable to the Revolving Credit Lenders on account of the Revolving Credit Loans.

(b) Any extension of the Maturity Date.

(c) Any forgiveness of all or any portion of any payment Liability.

(d) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of only the Agent shall be required)) and of any fee payable to the Revolving Credit Lenders provided for by the Fee Letter (which may be amended by written agreement between the Borrower on the one hand, and the Agent on the other).

(e) Any release of a material portion of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

(f) Any amendment of the definition of the terms "Borrowing Base" or "Availability" or of any Definition of any component thereof, such that more credit would be available to the Borrower, based on the same assets, as would have been available to the Borrower immediately prior to such amendment, it being understood, however, that:

         (i) The foregoing shall not limit the adjustment by the Agent of any Reserve in the Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

         (ii) The foregoing shall not prevent the Agent, in its administration of the Revolving Credit, from restoring any component of Borrowing Base which had been lowered by the Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

(g) Any release of any Person obligated on account of the Liabilities.

(h) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not either a Permissible OverLoan, provided, however,

         (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

         (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible OverLoan, the unpaid principal balance of the Loan Account may exceed Borrowing Base on account of changed circumstances beyond the control of the Agent (such as a drop in collateral value).

(a) The waiver of the obligation of the Borrower to reduce the unpaid principal balance of loans under the Revolving Credit to an amount which does not exceed a Permissible

OverLoan or, subject to the time limits included in Section (which places time and frequency limits on Permissible OverLoans), to eliminate an OverLoan.

(b) Any amendment of this Article .

(c) Amendment of any of the following Definitions:

(d) "Appraised Inventory Liquidation Value"

(e) "Appraised Inventory Percentage"

(f) "Majority Lender"

(g) "Permissible OverLoan"

(h) "Protective Advances"

(i) "SuperMajority Lenders

(j) "Unanimous Consent"

(k)

15:6. ACTIONS REQUIRING SWINGLINE LENDER CONSENT. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

15:7. ACTIONS REQUIRING AGENT'S CONSENT.

(a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Agent in its capacity as Agent may be undertaken without the written consent of the Agent.

(b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Agent shall be effective without the written consent of the Agent.

(c)

15:8. MISCELLANEOUS ACTIONS.

(a) Notwithstanding any other provision of this Agreement, no single Revolving Credit Lender independently may exercise any right of action or enforcement against or with respect to the Borrower.

(b) The Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Revolving Credit Lender unless the Agent shall first

         (i) receive such clear, unambiguous, written instructions as the Agent deems appropriate; and

         (ii) be indemnified to the Agent's satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

(c) The Agent may establish reasonable procedures for the providing of direction and instructions from the Revolving Credit Lenders to the Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

(d)

15:9. ACTIONS REQUIRING BORROWER'S CONSENT. The Borrower's consent is required for any amendment of this Agreement.

15:10. NONCONSENTING REVOLVING CREDIT LENDER.

(a) In the event that a Revolving Credit Lender (in this Section      , a
"NONCONSENTING REVOLVING CREDIT LENDER") does not provide its Consent to a proposal by the Agent to take action which requires consent under this Article , then one or more Revolving Credit Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section , below, of the NonConsenting Revolving Credit Lender's commitment hereunder on fifteen (15) days written notice to the Agent and to the NonConsenting Revolving Credit Lender.

(b) At the end of such fifteen (15) days, and provided that the NonConsenting Revolving Credit Lender delivers the Revolving Credit Note held by the NonConsenting Revolving Credit Lender to the Agent, the Revolving Credit Lenders who have given such written notice shall Transfer the following to the NonConsenting Revolving Credit Lender:

         (i) Such NonConsenting Revolving Credit Lender's Pro-Rata share of the principal and interest of the Revolving Credit Loans to the date of such assignment.

         (ii) All fees distributable hereunder to the NonConsenting Revolving Credit Lender to the date of such assignment.

         (iii) Any reasonable out-of-pocket costs and expenses for which the NonConsenting Revolving Credit Lender is entitled to reimbursement from the Borrower.

(c) In the event that the NonConsenting Revolving Credit Lender fails to deliver to the Agent the Revolving Credit Note held by the NonConsenting Revolving Credit Lender as provided in Section , then:

         (i) The amount otherwise to be Transferred to the NonConsenting Revolving Credit Lender shall be Transferred to the Agent and held by the Agent, without interest, to be turned over to the NonConsenting Revolving Credit Lender upon delivery of the Revolving Credit Note held by that NonConsenting Revolving Credit Lender.

         (ii) The Revolving Credit Note held by the NonConsenting Revolving Credit Lender shall have no force or effect whatsoever.

         (iii) The NonConsenting Revolving Credit Lender shall cease to be a "Revolving Credit Lender".

         (iv) The Revolving Credit Lender(s) which have Transferred the amount to the Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Revolving Credit Lender as "Revolving Credit Lender".

(d) In the event that more than One (1) Revolving Credit Lender wishes to require such assignment, the NonConsenting Revolving Credit Lender's commitment hereunder shall be divided among such Revolving Credit Lenders, pro-rata based upon their respective Revolving Credit Percentage Commitments, with the Agent coordinating such transaction.

(e) The Agent shall coordinate the retirement of the Revolving Credit Note held by the NonConsenting Revolving Credit Lender and the issuance of Revolving Credit Notes to those Revolving Credit Lenders which "take-out" such NonConsenting Revolving Credit Lender, provided, however, no processing fee otherwise to be paid as provided in Section shall be due under such circumstances.

(f)

ARTICLE  16: -  ASSIGNMENTS BY REVOLVING CREDIT LENDERS:

16:1. ASSIGNMENTS AND ASSUMPTIONS:

(a) Except as provided herein, each Revolving Credit Lender (in this Section , an "ASSIGNING REVOLVING CREDIT LENDER") may assign to one or more Eligible Assignees (in this Section , each an "ASSIGNEE REVOLVING CREDIT LENDER") all or a portion of that Revolving Credit Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Revolving Credit Loans at the time owing to it, and of the Revolving Credit Note held by the Assigning Revolving Credit Lender, provided that:

         (i) The Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any FRFI's holding a Revolving Credit Dollar Commitment of less than $15 Million.

         (ii) Unless an Event of Default has occurred, any assignment to a person not then a Revolving Credit Lender shall be subject to the prior written consent of the Borrower (not to be unreasonably withheld).

         (iii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Revolving Credit Lender's rights and obligations under this Agreement.

         (iv) Such assignment shall not result in FRFI holding a Loan Commitment of less than $15,000,000.00, provided, however, FRFI shall be relieved of any "minimum hold" obligation following the occurrence of any Event of Default.


16:2. ASSIGNMENT PROCEDURES. (This Section describes the procedures to be followed in connection with an assignment effected pursuant to this Article and permitted by Section ).

(a) The parties to such an assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT , annexed hereto (an "Assignment and Acceptance").

(b) The Assigning Revolving Credit Lender shall deliver to the Agent, with such Assignment and Acceptance, the Revolving Credit Note held by the subject Assigning Revolving Credit Lender and the Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Revolving Credit Lender is one of the Revolving Credit Lenders at the initial execution of this Agreement.

(c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Revolving Credit Lenders and of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment of each Revolving Credit Lender. The Register shall be available for inspection by the Revolving Credit Lenders and the Borrower at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Revolving Credit Lenders. The Agent and the Revolving Credit Lenders may treat each Person whose name is recorded in the Register as a "Revolving Credit Lender" hereunder for all purposes of this Agreement.

(d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

(e)

16:3. EFFECT OF ASSIGNMENT.

(a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Agent may delay by up to Five (5) Business Days after the delivery of such Assignment and Acceptance):

         (i) The Assignee Revolving Credit Lender:

                  (A) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Revolving Credit Lender had executed each.

                  (B) Shall have the rights of a Revolving Credit Lender hereunder to the extent of the Revolving Credit Percentage Commitment and Revolving Credit Percentage Commitment assigned by such Assignment and Acceptance.

         (ii) The Assigning Revolving Credit Lender shall be released from the Assigning Revolving Credit Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

         (iii) The Agent shall undertake to obtain and distribute replacement Revolving Credit Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

(b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

(c)

ARTICLE  17: - NOTICES:

17:1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:
                              Fleet Retail Finance Inc.
                              40 Broad Street
                              Boston, Massachusetts 02109
                              Attention        : Timothy Tobin
                                                Vice President

                              Fax              : 617 434 4339
         With a copy to:
                              Riemer & Braunstein LLP
                              Three Center Plaza
                              Boston, Massachusetts  02108
                              Attention        :  Richard B. Jacobs, Esquire
                              Fax              :  617 880 3456

If to the Borrower:
                              Hastings Entertainment, Inc.
                              3601 Plains Boulevard
                              Amarillo, Texas 79102
                              Attention        : Dan Crow
                              Fax              : 806 351 2424

         With a copy to:
                              Jones, Day, Reavis & Pogue
                              2727 North Harwood Street
                              Dallas, Texas 75201-1515
                              Attention        : Thomas E. Gillespie, Esquire
                              Fax:             : 214 969 5100

17:2. NOTICE GIVEN.

(a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

         (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.

         (ii) By recognized overnight express delivery: the Business Day following the day when sent.

         (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

         (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

(b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

(c)

ARTICLE  18: - TERM:

18:1. TERMINATION OF REVOLVING CREDIT. The Revolving Credit shall remain in effect (subject to suspension as provided in Section hereof) until the Termination Date.

18:2. ACTIONS ON TERMINATION.

(a) On the Termination Date, the Borrower shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

         (i) The entire balance of the Loan Account (including the unpaid principal balance of the Revolving Credit Loans, and the SwingLine
         Loan).

         (ii) Any then remaining installments of the Revolving Credit Commitment Fee.

         (iii) Any then remaining installments of the Agent's Fee.

         (iv) Any payments due on account of the indemnification obligations included in Section.

         (v) Any accrued and unpaid Unused Line Fee.

         (vi) All unreimbursed costs and expenses of the Agent and of Lenders' Special Counsel for which the Borrower is responsible.

(b) On the Termination Date, the Borrower shall also shall make such arrangements concerning any L/C's then outstanding are reasonably satisfactory to the Agent.

(c) Until such payment (Section) and arrangements concerning L/C's (Section), all provisions of this Agreement, other than those included in Article which place any obligation on the Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to the Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

(d) The release by the Agent of the Collateral Interests granted the Agent by the Borrower hereunder may be upon such conditions and indemnifications as the Agent may require.

(e)

(f)

ARTICLE  19: - GENERAL:

19:1. PROTECTION OF COLLATERAL. The Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent.

19:2. PUBLICITY. (a) The Agent may issue a "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to the Borrower (and may utilize any logo or other distinctive symbol associated with the Borrower) in connection with any advertising, promotion, or marketing undertaken by the Agent.

                 (b) Each Revolving Credit Lender, the Issuer and the Agent agrees to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Revolving Credit Lenders, the Issuer or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Revolving Credit

Lender, the Issuer or the Agent, (iii) to bank examiners, auditors or accountants of any Revolving Credit Lender, the Issuer or the Agent (iv) to any other Revolving Credit Lender, the Issuer or the Agent, (v) in connection with any litigation to which any Revolving Credit Lender, the Issuer or the Agent is a party, provided, further, that, unless specifically prohibited by applicable Law or court order, each Revolving Credit Lender, the Issuer and the Agent shall use best efforts to notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Revolving Credit Lender's financial condition by such governmental agency) or
(B) pursuant to a legal process, (vi) to any Eligible Assignee (or prospective Eligible Assignee) so long as such Eligible Assignee (or prospective Assignee) agrees in writing to handle such information confidentially, or (vii) to the extent necessary in connection with any right or remedy under this Agreement or any other Loan Document.

19:3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Agent and each Revolving Credit Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. In the event that the Agent or any Revolving Credit Lender assigns or transfers its rights under this Agreement, in accordance with this Agreement the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

19:4. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

19:5. AMENDMENTS. COURSE OF DEALING. (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Agent and each Revolving Credit Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Revolving Credit Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent to the manner by which Borrowing Base is determined shall obligate the Agent to continue to determine Borrowing Base in that manner.

(b) The Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. Subject to Article, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrower (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

(c)

19:6. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion, consistent, however, with Sections and and any other applicable provisions of this Agreement. The Borrower shall remain liable for any deficiency remaining following such application.

19:7. INCREASED COSTS. If, as a result of any adoption of, or change in, any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

         (a) subjects any Revolving Credit Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to the Agent or any Revolving Credit Lender under this Agreement (except for taxes on the Agent or any Revolving Credit Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Agent or that Revolving Credit Lender are located);

         (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Revolving Credit Lender;

         (c) imposes on any Revolving Credit Lender any other condition with respect to any Loan Document; or

         (d) imposes on any Revolving Credit Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Revolving Credit Lender's reasonable opinion, is to increase the cost to that Revolving Credit Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Revolving Credit Lender in respect of any loan, advance or financial accommodation by an amount which that Revolving Credit Lender deems to be material, then upon written notice from the Agent, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrower shall forthwith pay to the Agent, for the benefit of the subject Revolving Credit Lender, within 30 days after receipt of such notice, that amount which shall compensate the subject Revolving Credit Lender for such additional cost or reduction in income.

19:8. COSTS AND EXPENSES OF THE AGENT.

(a) The Borrower shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including attorneys' reasonable fees and expenses) which are incurred by the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred by the Agent connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

(b) The Borrower shall pay from time to time on demand all reasonable costs and expenses (including attorneys' reasonable fees and expenses) incurred, following the occurrence of any Event of Default, by the Revolving Credit Lenders to Lenders' Special Counsel.

(c) The Borrower authorizes the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.

(d) The undertaking on the part of the Borrower in this Section shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrower, other than a termination, release, or discharge which makes specific reference to this Section .

(e)

19:9. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished the Agent or any Revolving Credit Lender may be reproduced by that Revolving Credit Lender or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

19:10. MASSACHUSETTS LAW. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

19:11. CONSENT TO JURISDICTION.

(a) Each of the parties hereto agree that any legal action, proceeding, case, or controversy against it with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each of the parties hereto, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

(b) Each of the parties hereto WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to it at its address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

(c) Each of the parties hereto WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

(d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

(e) The Borrower agrees that any action commenced by the Borrower asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

(f)

19:12. INDEMNIFICATION . THE BORROWER SHALL INDEMNIFY, DEFEND, AND HOLD THE AGENT AND EACH REVOLVING CREDIT LENDER AND ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, OR AGENTS (EACH, AN "INDEMNIFIED PERSON") HARMLESS OF AND FROM ANY CLAIM BROUGHT OR THREATENED AGAINST ANY INDEMNIFIED PERSON BY THE

BORROWER, ANY GUARANTOR OR ENDORSER OF THE LIABILITIES, OR ANY OTHER PERSON (AS WELL AS FROM ATTORNEYS' REASONABLE FEES, EXPENSES, AND DISBURSEMENTS IN CONNECTION THEREWITH) ON ACCOUNT OF THE RELATIONSHIP OF THE BORROWER OR OF ANY OTHER GUARANTOR OR ENDORSER OF THE LIABILITIES (EACH OF CLAIMS WHICH MAY BE DEFENDED, COMPROMISED, SETTLED, OR PURSUED BY THE INDEMNIFIED PERSON WITH COUNSEL OF THE LENDER'S SELECTION, BUT AT THE EXPENSE OF THE BORROWER) OTHER THAN ANY CLAIM AS TO WHICH A FINAL DETERMINATION IS MADE IN A JUDICIAL PROCEEDING (IN WHICH THE AGENT AND THE OTHER INDEMNIFIED PERSON HAS HAD AN OPPORTUNITY TO BE HEARD) WHICH DETERMINATION INCLUDES A SPECIFIC FINDING THAT THE INDEMNIFIED PERSON SEEKING INDEMNIFICATION HAD ACTED IN A GROSSLY NEGLIGENT MANNER OR IN ACTUAL BAD FAITH. THIS INDEMNIFICATION SHALL SURVIVE PAYMENT OF THE LIABILITIES AND/OR ANY TERMINATION, RELEASE, OR DISCHARGE EXECUTED BY THE AGENT IN FAVOR OF THE BORROWER, OTHER THAN A TERMINATION, RELEASE, OR DISCHARGE DULY EXECUTED ON BEHALF OF THE AGENT WHICH MAKES SPECIFIC REFERENCE TO THIS SECTION.

19:3. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

(a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

(b) Any term used herein to describe Collateral or a Person, which term is defined in either (or both) the UCC as in effect on the date when this Agreement was executed by the Borrower or in UCC9'99, shall be given the meaning which is the more encompassing of the two definitions.

(c) Words in the singular include the plural and words in the plural include the singular.

(d) Cross references to Sections in this Agreement begin with the Article in which that Section appears, followed by a colon, and then the Section to which reference is made. (For example, a reference to "Section 5:5-6" is to Section 5-6, which appears in Article 5 of this Agreement).

(e) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.

(f) The words "includes" and "including" are not limiting.

(g) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

(h) Text which is shown in italics (other than italicized text in parenthesis), shown in BOLD, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

(i) The words "may not" are prohibitive and not permissive.

(j) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

(k) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

(l) The symbol "$" refers to United States Dollars.

(m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

(n) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

(o) Except as otherwise specifically provided, all references to time are to Boston time.

(p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

         (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

         (ii) The word "from" means "from and including".

         (iii) The words "to" and "until" each mean "to, but excluding".

         (iv) The word "through" means "to and including".

(q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

(r)

19:14. INTENT. It is intended that:

(a) This Agreement take effect as a sealed instrument.

(b) The scope of all Collateral Interests created by the Borrower to secure the Liabilities be broadly construed in favor of the Agent and that they cover all assets of the Borrower, other than Excluded Assets.

(c) All Collateral Interests created in favor of the Agent at any time and from time to time by any the secure all Liabilities, whether now existing or contemplated or hereafter arising.

(d) All reasonable costs, expenses, and disbursements incurred by the Agent and, to the extent provide in Section each Revolving Credit Lender, in connection with such Person's relationship(s) with the Borrower shall be borne by the Borrower.

(e) Unless otherwise explicitly provided herein, the Agent's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section hereof.

(f)

19:15. PARTICIPATIONS: Each Revolving Credit Lender may sell participations to one or more financial institutions (each, a "PARTICIPANT") in that Revolving Credit Lender's interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis the Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Revolving Credit Lenders. No such sale of a participation shall relieve a Revolving Credit Lender from that Revolving Credit Lender's obligations hereunder nor obligate the Agent to any Person other than a Revolving Credit Lender.

19:16. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to the Borrower from the Agent or any Revolving Credit Lender, and any cash, securities, instruments or other property of the Borrower in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the Borrower to the Agent and such Revolving Credit Lender and may be applied or set off against the Liabilities and against such obligations at any time after the occurrence of an Event of Default, whether or not other collateral is then available to the Agent or that Revolving Credit Lender.

19:17. PLEDGES TO FEDERAL RESERVE BANKS: Nothing included in this Agreement shall prevent or limit any Revolving Credit Lender, to the extent that such Revolving Credit Lender is subject to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act (12 U.S.C. Section 341) from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Revolving Credit Lender from any of its obligations hereunder or under any of the Loan Documents.

19:18. MAXIMUM INTEREST RATE.

(a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate.

(b) If at any time the interest rate (the "CONTRACT RATE") for any Liability shall exceed the Maximum Rate, so that, as provided in Section , interest accruing on such Liability is limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Liability shall not reduce the rate of interest on such Liability below the Maximum Rate until the aggregate amount of interest accrued on such Liability equals the aggregate amount of interest which would have accrued on such Liability if the Contract Rate for such Liability had at all times been in effect.

(c) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Revolving Credit Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Liabilities, any amount in excess of the Maximum Rate. The Agent, each Revolving Credit Lender and the Borrower each agrees that any interest, charge, fee, expense or other Liability provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law, ipso facto and under any and all circumstances, shall be limited or reduced to an amount equal to the lesser of (x) the amount of such interest, charge, fee, expense or other Liability that would be payable in the absence of this Section , or (y) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Revolving Credit Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Liabilities and treated hereunder as such; and if the Liabilities, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Agent, each Revolving Credit Lender and the Borrower, to the maximum extent permitted by applicable law, shall (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the actual term of the Liabilities, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Liabilities.

(d)

19:19. WAIVERS.

(a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section , below, knowingly, voluntarily, and intentionally, and understands that

Agent and each Revolving Credit Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

(b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

         (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

         (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.

         (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE AGENT OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON (AND THE AGENT OR EACH REVOLVING CREDIT LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

         (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code) with respect to any action which the Agent may or may become entitled to take hereunder.

         (v) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

         (vi) Any claim to consequential, special, or punitive damages.

         (vii) ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         (viii)

         (ix)

                          HASTINGS ENTERTAINMENT, INC.

                                                                   ("BORROWER")

                                             By
                                                --------------------------------

                                     Print Name:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------


                                                       FLEET RETAIL FINANCE INC.
                                                                       ("AGENT")

                                             By
                                                --------------------------------

                                     Print Name:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------


                                             THE CIT GROUP/BUSINESS CREDIT, INC.
                                                                    ("CO-AGENT")

                                             By
                                                --------------------------------

                                     Print Name:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------


                           The "REVOLVING CREDIT LENDERS"


                                                       FLEET RETAIL FINANCE INC.


                                             By
                                                --------------------------------

                                     Print Name:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------


                                              THE CIT GROUP/BUSINESS CREDIT,INC.


                                             By
                                                --------------------------------

                                     Print Name:
                                                 -------------------------------

                                          Title:
                                                 -------------------------------